                                                                    EXHIBIT 99.4

                                  VALUATION OF
                             MERCHANTS BANCORP, INC.
                                 HILLSBORO, OHIO

                              AS OF MARCH 31, 2005

--------------------------------------------------------------------------------

                                  PREPARED FOR:
                              BOARD OF DIRECTORS OF
                             MERCHANTS BANCORP, INC.

--------------------------------------------------------------------------------

                                  PREPARED BY:

                         [AUSTIN ASSOCIATES, LLC LOGO]
                                  TOLEDO, OHIO

                                    JUNE 2005

                                  VALUATION OF
                             MERCHANTS BANCORP, INC.
                              AS OF MARCH 31, 2005

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
I. Executive Summary                                                           1

II. Valuation Approaches and Methodology                                       2

III. Company Analysis                                                          3

IV. Discounted Cash Flow Value                                                 6

V. Net Asset Value                                                             8

VI. Guideline Transactions                                                    11

VII. Market Price                                                             14

VIII. Fair Market Value                                                       14

IX. Fairness Opinion                                                          16

Tables                                                                              Tab
------                                                                              ---
Historical Performance                                       1.1 - 1.12              1

Discounted Cash Flow Value                                    2.1 - 2.3              2

Net Asset Value                                               3.1 - 3.7              3

Guideline Transactions - Indications of Value
          Derived From Minority Share Transactions            4.1 - 4.4              4

Guideline Transactions - Indications of Value
          Derived From Sale of Control Transactions           5.1 - 5.5              5

Summary Presentation                                             6.1                 6

Share Repurchase                                              7.1 - 7.2              7

                                                               Exhibits

Economic and Demographic Data                                     A                  8

Deposit Growth Trends                                            B-D

Summary of Restricted Stock Studies                               E

Summary of Marketability Discount Tax Cases                       F

                                  VALUATION OF
                             MERCHANTS BANCORP, INC.
                              AS OF MARCH 31, 2005

I. EXECUTIVE SUMMARY

      Austin Associates, LLC ("Austin Associates"), a Toledo, Ohio-based financial institution consulting firm has been retained by the Board of Directors of Merchants Bancorp, Inc., Hillsboro, Ohio, ("Company") to determine the fair market value ("FMV") of the common stock of Company as of March 31, 2005. Austin Associates understands that Company is interested in pursuing a transaction to reduce the number of shareholders of record to fewer than 300 to deregister from SEC. FMV has been determined on a minority share basis.

      For purposes of this appraisal, FMV is defined as "the probable price at which shares would change hands between a willing buyer and a willing seller, neither being under compulsion to buy or sell, each having reasonable knowledge of all relevant facts." The FMV of a minority share is attributed to transactions involving small blocks of Company's common shares, such as arm's length trades, redemptions, purchases by an ESOP, issuance of stock options, and other similar transactions. Austin Associates will discuss the concept of FMV and any necessary adjustments to FMV as part of the proposed transaction.

      In connection with the preparation of this appraisal, Austin Associates has considered the following factors: (i) the nature of the business and history of the enterprise; (ii) the economic outlook in general and the condition and outlook of the specific industry in particular; (iii) the financial condition of the business; (iv) the earning capacity of the company; (v) the dividend-paying capacity of the company; (vi) the nature and value of the tangible and intangible assets of the business; (vii) sale of the stock and the size of the block to be valued; (viii) the market price of the stocks of corporations engaged in the same or similar lines of business having their stocks actively traded in a free and open market, either on an exchange or over-the-counter;
(ix) the
marketability or lack thereof, of the securities being valued; and (x) determination of any control premiums or minority share discounts.

      Presented below is a summary of our FMV conclusion. Specific discussion of the assumptions and methodology used in our analysis is included in the remaining sections of the report.

                                   VALUE                                  MULTIPLE
                                 PER SHARE          % OF BOOK            OF LTM EPS
                                 ---------          ---------            ----------
FAIR MARKET VALUE                  $23.00              193%                 13.5

      Austin Associates has determined the above value based upon information supplied to us by Company and Bank. We do not express an opinion on the accuracy of information supplied to us which we used in the preparation of this report, and we are not responsible for errors or omissions that might be contained in such materials. In addition, our firm does not have a present or contemplated future interest with Company or Bank or any other interest that might tend to prevent us from making a fair and unbiased appraisal.

II. VALUATION APPROACHES AND METHODOLOGY

      The appraisal methodology utilized by Austin Associates includes the following:

      A. DISCOUNTED CASH FLOW VALUE TECHNIQUE: Discounted cash flow analysis based on earnings capacity.

      B. NET ASSET VALUE APPROACH: Market value of assets less market value of liabilities.

      C. GUIDELINE TRANSACTIONS: This analysis is based on two sets of guideline transactions, including: (1) price-to-earnings multiples and price-to-book value ratios for selected publicly traded companies; and (2) price-to-earnings multiples, price-to-book value ratios and premium over book value as a percent of core deposits for selected bank sale transactions. We have applied a minority share discount to all sale transaction multiples to determine appropriate minority share level indications of value under this methodology.

      D. MARKET PRICE: The actual price for minority shares of Company's stock traded in arm's length transactions.

      The valuation must also consider the liquidity of the market for the stock being valued. The end of this report provides empirical information on the use of marketability discounts and specific factors considered in this appraisal.

III. COMPANY ANALYSIS

      A. COMPANY PROFILE

      Company operates Bank as a wholly-owned subsidiary. Bank operates its main office in Hillsboro, Ohio and has additional branch offices in Greenfield, London, and Washington Court House.

      At March 31, 2005, Company reported total assets of $362.5 million, and consolidated equity of $31.7 million, or $11.89 per share. Company's consolidated net income for the last twelve months ending March 31, 2005 equaled $4.6 million or $1.71 per share. Company has one class of capital stock outstanding, consisting of 2,666,650 shares of common stock.

      B. MARKETS

      Bank is headquartered in Hillsboro, Ohio with additional locations in Greenfield, London, and Washington Court House. Bank's locations are in Fayette, Highland, and Madison Counties. The following chart presents population data for Bank's market area along with the State of Ohio:

                           2000             2004          CHANGE            2009           CHANGE
  POPULATION              CENSUS          CURRENT        2000-2004        PROJECTED       2004-2009
---------------         ----------       ----------      ---------       ----------       ---------
Greenfield                   4,906            4,891           -0.3%           4,894             0.1%
Hillsboro                    6,368            6,599            3.6%           6,886             4.3%
London                       8,771            8,956            2.1%           9,124             1.9%
                        ----------       ----------      ---------       ----------       ---------
Fayette County              28,433           28,004           -1.5%          27,459            -1.9%
Highland County             40,875           42,573            4.2%          44,667             4.9%
Madison County              40,213           40,505            0.7%          40,844             0.8%
                        ----------       ----------      ---------       ----------       ---------
State of Ohio           11,353,140       11,454,693            0.9%      11,576,840             1.1%
                        ----------       ----------      ---------       ----------       ---------

      This data indicates that Hillsboro and London are characterized by above average population growth over the next five years when compared to the State of Ohio. Presented in the following chart are median household income figures for Bank's market area:

                             2000             2004           CHANGE           2009            CHANGE
MEDIAN HH INCOME            CENSUS          CURRENT        2000-2004        PROJECTED       2004-2009
----------------           -------          -------        ---------        ---------       ---------
Greenfield                 $30,017          $31,964              6.5%       $  33,885             6.0%
Hillsboro                  $26,161          $27,869              6.5%       $  29,988             7.6%
London                     $35,737          $39,130              9.5%       $  44,052            12.6%
                           -------          -------        ---------        ---------       ---------
Fayette County             $37,134          $42,118             13.4%       $  48,072            14.1%
Highland County            $35,343          $38,515              9.0%       $  42,537            10.4%
Madison County             $44,580          $48,952              9.8%       $  54,958            12.3%
                           -------          -------        ---------        ---------       ---------
State of Ohio              $41,499          $44,607              7.5%       $  48,633             9.0%
                           -------          -------        ---------        ---------       ---------

      This data indicates that Bank's market area is characterized by below-average income levels when compared to the State of Ohio, with the exception of Madison County. A more complete economic and demographic analysis is provided in Exhibit A in Section 8.

      Exhibit B presents a map and deposit growth trends of Company's locations. Exhibits C and D present deposit growth and market share for Company's market area. Deposits held by financial institutions operating offices in Fayette County have increased by 2.2 percent annually from $291 million to $325 million from June 1999 to June 2004. During the same period, Bank's deposits have increased from $41 million to $60 million, or by 7.8 percent annually. Bank ranks third in county market share out of seven reporting institutions.

      Deposits held by financial institutions operating offices in Highland County have increased by 7.2 percent annually from $566 million to $802 million from June 1999 to June 2004. During the same period, Bank's deposits increased from $151 million to $187 million, or by 4.3 percent annually. Bank ranks second in county market share out of nine institutions.

      Deposits held by financial institutions operating offices in Madison County have increased by 3.3 percent annually from $305 million to $359 million from June 1999 to June 2004. During the same period, Bank's deposits have increased from $10 million to $28 million, or by 23 percent annually. Bank ranks sixth in county market share out of ten institutions.

      C. HISTORICAL PERFORMANCE (TABLES 1.1 THROUGH 1.12)

      Austin Associates has reviewed pertinent historical financial information of Company from 2000 through March 31, 2005. Tables 1.1 - 1.5 contain the historical performance of Company on an annual basis since 2000. Tables 1.6 -
1.10 present Company's quarterly performance since December 31, 2003. Tables
1.11 - 1.12 highlight Company's financial performance (consolidated and parent-only) since 2000. Presented below are summary financial highlights:

   1. GROWTH: Company's total assets have increased from $279.2 million as of December 31, 2000 to $362.5 million as of March 31, 2005. This represents growth of 6.3 percent compounded annually. Total deposits increased from $233.9 million to $283.0 million over the same time frame, or by 4.6 percent annually. Total loans of $294.6 million, equaling 81 percent of assets as of March 31, 2005, increased 6.8 percent annually since 2000.

   2. CAPITAL: As of March 31, 2005, Company's equity capital equaled $31.7 million and its Tier 1 leverage ratio equaled 8.74 percent, compared to 8.17 percent as of March 31, 2004. The loan loss reserve level of Company was $2.6 million, or 0.87 percent of total loans. In 2004, Company paid dividends of $1.9 million.

   3. ASSET QUALITY: Company reported $1.6 million in non-performing loans and $1.1 million in Other Real Estate Owned as of March 31, 2005. As a percent of total assets, nonperforming assets decreased from 1.10 percent at March 31, 2004 to 0.73 percent at March 31, 2005. Company recorded net charge-offs to average total loans of 0.22 percent in the last twelve months ending March 31, 2005 and has averaged 0.28 percent from 2000 through 2004.

   4. EARNINGS: The Company reported net income of $3.9 million for the last twelve months ending March 31, 2004 and $4.6 million for the same period in 2005. Earnings per share measured $1.37 and $1.71, respectively, for the same periods. Company's net income for the last twelve months ending March 31, 2005 of $4.6 million corresponds to a return on average assets (ROAA) of 1.27 percent and a return on average equity of (ROAE) 14.96 percent. Company's

ROAA and ROAE for the last twelve months ending March 31, 2004 equaled 1.13 percent and 12.74 percent, respectively.

      Company's net interest income (TE) to average assets for the last twelve months ending March 31, 2005 was 3.78 percent, compared with 3.98 percent for the same period in 2004. Overhead expenses relative to average assets increased from 1.99 percent for the last twelve months ending March 31, 2004 to 2.24 percent for the same period in 2005. For the same periods, noninterest income increased from 0.46 percent of average assets to 0.54 percent of average assets.

   5. PER SHARE DATA: As of March 31, 2005, Company reported one class of capital stock outstanding, consisting of 2,666,650 shares of common stock. Book value per share measured $11.89. Company's last twelve months ending March 31, 2005 earnings per share equaled $1.71 compared to earnings per share of $1.37 for the same period in 2004.

IV. DISCOUNTED CASH FLOW VALUE (TABLES 2.1 THROUGH 2.3)

      The discounted cash flow ("DCF") value technique developed by Austin Associates determines the value of a bank on an earnings basis through the use of a DCF model. The model projects net income over a period of five years. From these projections, excess capital or "cash flow" is determined based upon the bank's required equity capital to asset ratio. The future cash flows are "discounted" to a present value equivalent. This involves the use of an appropriate discount rate that accounts for the degree of risk related to not obtaining the estimated cash flows. At the end of five years, a residual value is calculated. The residual value is converted to its present value equivalent by the discounting method. The present value of the projected cash flows added to the present value of the residual value determines the DCF value.

      Table 2.1 projects Company's net income over the next five years. Total assets, net income and return on average asset projections for the next five years are presented in the following table:

                                      (DOLLAR AMOUNTS IN THOUSANDS)
                       -------------------------------------------------------------
                       PERIOD 1     PERIOD 2     PERIOD 3     PERIOD 4      PERIOD 5
                       --------     --------     --------     --------      --------
TOTAL ASSETS           $380,612     $399,643     $419,625     $440,606      $462,637
NET INCOME             $  4,679     $  4,976     $  5,292     $  5,627      $  5,983
ROAA                       1.26%        1.28%        1.29%        1.31%         1.32%

      Net interest income (TE) is projected equal 3.80 percent of average assets in period one, increasing to 3.88 percent by period five. Noninterest income is projected to equal 0.55 percent of average assets over the next five years. Total overhead expense as a percent of average assets is projected to equal 2.28 percent in period one through period five. The provision for loan loss is projected to be $725,000 in period one increasing to $825,000 in period five.

      The net income projections detailed in Table 2.1 are the basis of the DCF model. Other key assumptions are presented below:

1. The required equity capital to asset ratio is 7.50 percent. For purposes of the DCF value, equity capital excludes the market value adjustment on investment securities classified as available-for-sale.

2. Asset growth is projected to be 5.0 percent in period one through period five.

3. To establish a reasonable discount rate, Austin Associates reviewed long-term compound annual stock market returns for various market indices. According to the Ibbotson Associates, Inc. widely recognized Stocks, Bonds, Bills, and Inflation (SBBI) 2005 Yearbook, the compound annual return for the period 1926-2004 for large company stocks was 10.4 percent and for small company stocks was 12.7 percent. Based on our experience in valuing community banks and the Ibbotson SBBI database, we have selected a specific discount rate of
   12.0 percent for this appraisal.

      The above assumptions allow Company's asset and equity base to be projected for five years and, as a result, excess capital or cash flow can be determined. The calculation of the residual value is a process of capitalizing the fifth year earnings projection. The appropriate capitalization rate was determined to be the 12.0 percent discount rate less an estimated annual growth rate after year five. We have projected a three percent growth in earnings for years six and beyond. As a result, the residual value at the end of the fifth year is estimated to be $65.2 million, or 190 percent of Company's projected tangible book value at the end of the fifth year.

      The next step of the DCF model present values the cash flows and residual value based on the 12.0 percent discount rate. This results in a present value of the residual value of $37.0 million and a present value of the cash flows of $18.4 million.

      Finally, the DCF value of Company is calculated by adding the present value of the projected cash flows to the present value of the residual value. The DCF value of Company, as a result, equals $55.4 million. Table 2.3 provides the indication of value derived from this approach. Presented below are summary results from this analysis:

DISCOUNTED CASH FLOW VALUE RESULTS

Indication of Value                                                      $ 20.78
% of Book Value                                                              175%
Multiple of LTM EPS                                                         12.2

      These results do not reflect any discount for lack of marketability of the stock. This potential discount will be discussed in Section VIII.

V. NET ASSET VALUE (TABLES 3.1 THROUGH 3.7)

      The second method utilized in determining value is termed the net asset value approach. This process involves taking the book value of the bank and assessing premiums or discounts to the balance sheet accounts based upon the current market value of the assets and liabilities. A summary of the adjustments is provided in Table 3.1, while the detailed specifics of the calculations are provided in supporting Tables 3.2 through 3.6. The following adjustments were determined:

1. An adjustment to the securities portfolio is made based upon market value comparison. Available-for-sale securities are already adjusted in the equity portion of the balance sheet. No additional adjustment has been made to the available-for-sale portfolio.

2. The loan portfolio was adjusted based on the yield, repricing and maturity structures of the portfolio. Premiums and discounts are calculated for above and below market rate yielding loans, respectively. Company's loan yield was calculated based on March 31, 2005 reports, while the market rate was based on Company's loan portfolio composition and the national average loan rate for each loan category from Banxquote.com. From this analysis, a premium of $657,000 to the loan portfolio was calculated. Refer to Table 3.2.

3. The loan portfolio is also valued on a credit quality basis. The allowance for loan losses is a valuation reserve which theoretically reflects management's estimate of future potential loss due to credit quality in the loan portfolio. The calculation of the adequacy of the loan loss reserve, as prepared by management, has been utilized to set the credit quality adjustment for the loan portfolio. As of March 31, 2005, Company has estimated it is fully funded resulting in neither a premium nor discount.

      AUSTIN ASSOCIATES DID NOT PERFORM AN INDEPENDENT INVESTIGATION OF THE LOAN PORTFOLIO TO DETERMINE THE ADEQUACY OF THE LOAN LOSS RESERVE. WE HAVE RELIED ON MANAGEMENT'S ASSESSMENT OF POTENTIAL LOSS AS PRESENTED IN THE INFORMATION SUPPLIED TO US.

4. No current appraisals were available on Company's fixed assets. As a result, no adjustment has been made to the fixed asset account of Company.

5. As of March 31, 2005, Company had other real estate owned (OREO) totaling $1.1 million. A discount is typically applied to reflect the opportunity cost of nonearning assets, carrying costs, legal and administrative expenses, and the potential for future loss exposure. A 10 percent discount to this account was applied to reflect the nonperforming status of these assets. Refer to Table 3.3.

6. The certificate of deposit accounts (CDs) were adjusted to market value based on the cost and maturity structure of the portfolio. To do this, we compare the cost structure of the CD portfolio to current market rates. Utilizing the rates and maturity structure outlined in Table 3.4, a discount of $437,000 was determined.

7. Company's borrowings were adjusted to market value based on the cost and maturity structure of the outstanding borrowings. Based on a comparison of the cost structure of the outstanding borrowings and current market rates, a discount of $561,000 was determined. Refer to Table 3.5.

8. Table 3.6 reflects Company's core deposit value, representing the goodwill or going concern value of Company. We have calculated a core deposit premium of $5.9 million or 4.2 percent of total core deposits.

      Presented below is a summary of the adjustments made using the net asset value method:

                                                             $000
                                                           --------
Securities (Held-to-Maturity)                               $    0
Loan Portfolio - Yield Basis                                $  657
Loan Portfolio - Credit Quality                             $    0
Premises and Fixed Assets                                   $    0
Other Real Estate Owned                                    ($  106)
Certificates of Deposit                                    ($  437)
Borrowings                                                 ($  561)
Other Assets                                                $    0
Core Deposit Value                                          $5,933
                                                            ------

      Total Adjustments                                     $5,486

      Based upon the above adjustments, we have determined the net asset value of Company to be $37.2 million. This represents 117 percent of Company's March 31, 2005 equity capital. Table 3.7 provides the indication of value derived from this approach. Presented below are summary results from this analysis:

NET ASSET VALUE RESULTS

Indication of Value                                                      $ 13.95
% of Book Value                                                              117%
Multiple of LTM EPS                                                          8.2

      These results do not reflect any discount for lack of marketability of the stock. This potential discount will be discussed in Section VIII.

      VI. GUIDELINE TRANSACTIONS

      The third valuation method utilized is a guideline transactions approach. Given that most community bank stocks do not trade in an efficient market, we have used a guideline transactions approach based on both a minority stock trading level and a sale of control basis. In order to adjust the bank sale pricing multiples to an appropriate minority share level of value, we applied a minority share discount.

      A. INDICATIONS OF VALUE DERIVED FROM MINORITY SHARE TRANSACTIONS (TABLES
4.1 THROUGH 4.4): Table 4.1 presents summary financial and stock performance information for publicly traded banks in the nation by asset size, core ROAE, and region. Table 4.2 presents financial and stock performance information for publicly traded banks in Midwest with total assets between $250 million and $600 million and core ROAE between 12.0 percent and 18.0 percent. Table 4.3 presents financial and stock performance information for publicly traded banks in the nation with total assets between $300 million and $500 million and core ROAE between 14.0 percent and 16.0 percent.

      The following chart details the median financial and stock performance results for the two selective peer groups and for Company:

                                TG EQUITY/                    LTM CORE        PRICE/        PRICE/ LTM
PEER GROUP        ASSETS        TG ASSETS    LTM CORE ROAA      ROAE         TG. BOOK        CORE EPS
----------       --------       ----------   -------------    --------       --------       ----------
Midwest          $366,733         8.42%          1.14%         13.72%          195%            14.9
Nation           $368,715         7.99%          1.22%         14.83%          243%            17.5
                 --------         ----           ----          -----           ---             ----
COMPANY          $362,488         8.75%          1.27%         14.96%          200% (1)        15.0 (1)
                 --------         ----           ----          -----           ---             ----

----------
(1)   Selected multiples.

      In determining a comparable price-to-book multiple, we have considered various factors, including: (1) Company's underlying financial condition and performance in relation to the selected organizations; and (2) the nature of the geographic market area served by Company in relation to the selected organizations. After considering these and other factors, we have selected a price-to-book ratio of 200 percent and price-to-earnings multiple of 15.0 to develop an indication of value for Company. Refer to Table 4.4. Presented below are summary results from this analysis:

                 GUIDELINE (MINORITY SHARE) TRANSACTION SUMMARY

Based on Price/ Tangible Book Approach                             $23.79
Based on Price/ LTM Earnings Approach                              $25.63

      These results do not reflect any discount for lack of marketability of the stock. This potential discount will be discussed in Section VIII.

      B. INDICATION OF VALUE DERIVED FROM SALE OF CONTROL TRANSACTIONS (TABLES
5.1 THROUGH 5.5): Table 5.1 presents summary financial information and transaction multiples for bank transactions in the nation from March 31, 2004 through March 31, 2005 by asset size, ROAE, and region. Tables 5.2 and 5.3 provide transaction data, including price paid and financial performance for two selective peer groups. The first peer group includes all bank sale transactions in the Midwest announced during 2004 through first quarter 2005 with seller's assets between $200 million and $750 million and ROAE greater than 10.0 percent. The second peer group includes bank sale transactions nationally with seller's assets between $250 million and $600 million, ROAE greater than 10.0 percent, and tangible equity to assets between 6.0 percent and 10.0 percent. The following chart details the median financial and deal statistics for the two selective transaction groups and for Company:

                                         EQUITY/                              PRICE/      PRICE/ LTM     PREMIUM TO
M&A PEER                    ASSETS       ASSETS     YTD ROAA    YTD ROA      TG. BOOK      EARNINGS    CORE DEPOSITS
--------                   --------      -------    --------    --------     --------     ----------   -------------
Midwest                    $236,334       7.47%       0.98%      12.43%        247%          19.7          17.4%
Nation                     $456,550       7.42%       0.92%      11.96%        293%          26.1          21.5%
                           --------       ----        ----       -----         ---           ----          ----
COMPANY                    $362,488       8.75%       1.27%      14.96%        275% (1)      20.0 (1)      20.0% (1)
                           --------       ----        ----       -----         ---           ----          ----

----------
(1)     Selected multiples.

      Based on our analysis of these transactions, we have selected a price-to-book ratio of 275 percent, price-to-earnings multiple of 20.0 and a premium to core deposits value as a percent of assets ratio of 20.0 percent to establish indications of value for Company under this guideline transactions methodology.

      The information in Table 5.4 reflects control premium information for bank sale transactions since 2000. The average and median prices paid in these transactions over the pre-announced stock trading levels of the target companies approximated between 22 - 56 percent. For the first quarter of 2005, the average 3-month control premium measured 27.9 percent. Based on this data, we have selected a 40.0 percent control premium, resulting in an implied minority share discount of 28.6 percent. [1 - (1/(1+control premium))]. This minority discount has been applied to the selected control level multiples to establish indications of value on a minority interest level.

      Presented below are summary results from this analysis:

                 GUIDELINE (SALE OF CONTROL) TRANSACTION SUMMARY

Price/ Tangible Book Approach                                           $23.36
Price/ LTM Earnings Approach                                            $24.41
Franchise Premium/ Core Deposits Value Approach                         $21.77

      These results do not reflect any discount for lack of marketability of the stock. This potential discount will be discussed in Section VIII.

VII. MARKET PRICE

      The final valuation method considered is the market price of Company's stock as reflected in actual trading prices of the common stock. Company is privately held, and its stock is not listed on any exchange or quoted over-the-counter. In 2005, approximately 23,000 shares were traded in arm's length transactions ranging from $18.00 per share to $24.00 per share. In April alone, approximately 7,300 shares were traded ranging from $19.00 per share to $24.00 per share.

VIII. FAIR MARKET VALUE

A. DESCRIPTION OF TRANSACTION

      This valuation is being used by the Board of Directors to establish the FMV of Company's shares on a minority share basis. Company is interested in pursuing a transaction to reduce the number of shareholders of record to fewer than 300 to deregister from SEC. In this transaction, Company will be forcing certain shareholders to take cash (or another form of security) for their holdings in the Company. Depending on the structure of the transaction, shareholders may be entitled to dissent from the transaction and request "fair cash value" under the State of Ohio's dissenters' statute. We have been advised by legal counsel to the transaction, that past Ohio Court cases have allowed both a minority share and marketability discount in arriving at "fair cash value." In that respect, "fair cash value" would be the same as "fair market value." Therefore, we have considered a marketability discount in the following section.

B. MARKETABILITY OF STOCK BEING VALUED

      The market for a minority share may be "efficient" if the shares of the underlying company trade actively in an open exchange or market. Company's stock trades infrequently and has traded more recently in the range of $19.00 to $24.00 a share. This trading range approximates the range of valuation results before considering a marketability discount. Based on the pre-discounted results of the valuation and the trading prices of Company, as well as, the nature of the transaction for which the shares are being valued, Austin Associates does not believe a lack of marketability discount is appropriate.

C. FAIR MARKET VALUE

      Austin Associates has considered each valuation methodology in determining a per share fair market value. No specific formula or weighting was utilized in this appraisal to reach our fair market value conclusion. Presented below is a summary of the results:

                                                                      INDICATION OF
                                                                     VALUE PER SHARE
                                                                     ---------------
DISCOUNTED CASH FLOW VALUE TECHNIQUE                                     $20.78
NET ASSET VALUE APPROACH                                                 $13.95
GUIDELINE TRANSACTIONS
   Based on Minority Share Transactions
   Price to Tangible Book Value                                          $23.79
   Price to Earnings Value                                               $25.63
   Based on Sale of Control Transactions
   Price to Tangible Book Value                                          $23.36
   Price to Earnings Value                                               $24.41
   Premium to Core Deposits Value                                        $21.77
MARKET PRICE                                                         $19.00 - $24.00

   INDICATION OF VALUE (MARKETABLE MINORITY INTEREST)                    $23.00
      Marketability Discount                                                  0%
                                                                         ------
   FAIR MARKET VALUE                                                     $23.00
                                                                         ------
      % of Book Value                                                       193%
      Multiple of LTM EPS                                                  13.5
                                                                         ------

      BASED ON THE PRECEDING DISCUSSION AND ANALYSIS, THE FMV OF COMPANY ON A MINORITY SHARE BASIS IS DETERMINED TO BE $23.00 PER SHARE. THIS EQUALS 193 PERCENT OF MARCH 31, 2005 EQUITY CAPITAL AND 13.5 TIMES LAST TWELVE MONTHS ENDING MARCH 31, 2005 EARNINGS.

      AS STATED PREVIOUSLY, WE BELIEVE THE $23.00 PER SHARE PRICE ALSO REPRESENTS FAIR CASH VALUE FOR COMPANY'S SHARES IN CONNECTION WITH THE PROPOSED TRANSACTION.

IX. FAIRNESS OPINION

      Austin Associates has previously performed a shareholder analysis indicating the number of shareholders and corresponding ownership. As part of that analysis, Austin Associates evaluated the transaction at prices of up to $25.00 per share. In some going-private transactions, companies pay slight premiums for shares repurchased. The $25.00 share price is approximately 8.7 percent above the FMV result of $23.00. Moreover, Austin Associates determined that Company and remaining shareholders will realize reasonable financial benefits from going-private even at $25.00 per share. An update analysis is included in Tables 7.1 and 7.2.

      In addition, we have reviewed the proposed terms of a preferred stock security to be offered to certain shareholders in lieu of cash. Among other terms, the preferred stock will have the following features:

            -     No voting rights, preemptive rights or conversion rights.

            -     A 10-year maturity

            -     Cash dividend equal to the common stock dividend in that year

      Based on these terms, we are prepared to issue our fairness opinion at cash prices of $23.00 to $25.00 per share, as well as, the terms of the preferred stock noted above and par values of $23.00 to $25.00 per share.

      This opinion and range of values is subject to further discussion and information discovery from March 31, 2005.

TABLE 1.1
MERCHANTS BANCORP, INCORPORATED
HISTORICAL PERFORMANCE ($000)
BY YEAR

BALANCE SHEET                                     2000Y         2001Y        2002Y          2003Y         2004Y       YTD 03/05
---------------------------------------------    --------      --------      --------      ---------     ---------    ----------
ASSETS
CASH AND DUE FROM BANKS - NONINTEREST BEARING    $ 10,301      $ 13,527      $ 13,794       $ 13,159      $ 12,486     $  11,152
CASH AND DUE FROM BANKS - INTEREST BEARING       $     25      $     47      $     59       $    610      $     13     $     324
INVESTMENT SECURITIES                            $ 39,685      $ 38,221      $ 40,012       $ 33,085      $ 31,979     $  35,418
FEDERAL FUNDS SOLD & REPURCHASE AGREEMENTS       $      0      $ 16,600      $  8,350       $  8,625      $ 16,225     $  11,575
REAL ESTATE LOANS (INCLUDING COMMERCIAL RE)      $163,637      $163,181      $181,256       $221,827      $231,585     $ 231,438
       COMMERCIAL RE                             $ 36,049      $ 37,909      $ 46,555       $ 51,461      $ 52,997     $  54,078
COMMERCIAL & INDUSTRIAL LOANS                    $ 23,665      $ 24,740      $ 25,794       $ 25,165      $ 26,350     $  26,884
INSTALLMENT LOANS                                $ 23,811      $ 23,650      $ 25,817       $ 27,827      $ 25,085     $  24,273
AGRICULTURAL LOANS                               $  8,565      $  9,579      $ 12,556       $ 11,057      $  9,005     $   9,461
ALL OTHER LOANS                                  $  2,742      $  2,577      $  2,854       $  2,781      $  2,585     $   2,549
LESS: UNEARNED INCOME                            $     12      $      0      $      0       $      0      $      0     $       0
                                                 --------      --------      --------       --------      --------     ---------
TOTAL LOANS (NET OF UNEARNED INCOME)             $222,432      $223,727      $248,277       $288,657      $294,610     $ 294,605
LESS: LOAN LOSS RESERVE                          $  1,911      $  1,960      $  2,105       $  2,432      $  2,518     $   2,558
                                                 --------      --------      --------       --------      --------     ---------
NET LOANS                                        $220,521      $221,767      $246,172       $286,225      $292,092     $ 292,047
PREMISES AND FIXED ASSETS                        $  4,427      $  4,343      $  4,347       $  3,844      $  3,624     $   3,524
OTHER REAL ESTATE OWNED                          $     42      $     42      $    141       $    358      $  1,040     $   1,064
TOTAL INTANGIBLE ASSETS (INCLUDING MSRS)         $      0      $      0      $      0       $      0      $      0     $       0
     MORTGAGE SERVICING RIGHTS                   $      0      $      0      $      0       $      0      $      0     $       0
INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES       $      0      $      0      $      0       $      0      $      0     $       0
OTHER ASSETS                                     $  4,182      $ 10,854      $  6,779       $  7,823      $  7,115     $   7,384
                                                 --------      --------      --------       --------      --------     ---------

TOTAL ASSETS                                     $279,183      $305,401      $319,654       $353,729      $364,574     $ 362,488
                                                 ========      ========      ========       ========      ========     =========

LIABILITIES

DEMAND DEPOSITS                                  $ 26,167      $ 31,220      $ 30,202       $ 31,693      $ 34,834     $  30,440
NOW AND OTHER                                    $ 46,207      $ 59,012      $ 63,755       $ 64,645      $ 63,486     $  64,875
                                                 --------      --------      --------       --------      --------     ---------
TOTAL TRANSACTION ACCOUNTS                       $ 72,374      $ 90,232      $ 93,957       $ 96,338      $ 98,320     $  95,315
MMDA & OTHER SAVINGS DEPOSITS                    $ 23,377      $ 26,969      $ 38,003       $ 43,810      $ 46,393     $  47,200
TIME DEPOSITS < $100,000                         $108,742      $111,469      $101,836       $ 97,969      $105,110     $ 105,355
TIME DEPOSITS > $100,000                         $ 29,367      $ 30,618      $ 27,296       $ 29,799      $ 34,294     $  35,083
                                                 --------      --------      --------       --------      --------     ---------
TOTAL DEPOSITS                                   $233,860      $259,288      $261,092       $267,916      $284,117     $ 282,953
FED. FUNDS PURCHASED & REPURCHASE AGREEMENTS     $  8,933      $  4,744      $  4,998       $  5,300      $  6,658     $   6,460
OTHER BORROWED MONEY                             $  7,000      $  8,993      $ 17,470       $ 43,706      $ 39,920     $  38,949
SUBORDINATED NOTES AND DEBENTURES                $      0      $      0      $      0       $      0      $      0     $       0
OTHER LIABILITIES  (1)                           $  2,280      $  2,143      $  2,586       $  8,580      $  3,100     $   2,409
                                                 --------      --------      --------       --------      --------     ---------

TOTAL LIABILITIES                                $252,073      $275,168      $286,146       $325,502      $333,795     $ 330,771

MINORITY INTEREST  (1)                           $      0      $      0      $      0       $      0      $      0     $       0

STOCKHOLDERS' EQUITY

PREFERRED STOCK                                  $      0      $      0      $      0       $      0      $      0     $       0
COMMON STOCK - PAR VALUE                         $  2,000      $  2,000      $  2,000       $  2,000      $  2,000     $   2,000
COMMON STOCK - SURPLUS                           $  2,000      $  2,000      $  2,000       $  2,000      $  8,000     $   8,000
UNDIVIDED PROFITS AND RESERVES                   $ 22,861      $ 25,706      $ 28,682       $ 30,571      $ 27,311     $  28,418
ACCUMULATED OTHER COMPREHENSIVE INCOME           $    249      $    527      $    826       $    656      $    468     $     299
OTHER EQUITY CAPITAL COMPONENTS                  $      0      $      0      $      0      ($  7,000)    ($  7,000)   ($   7,000)
                                                 --------      --------      --------       --------      --------     ---------

TOTAL EQUITY                                     $ 27,110      $ 30,233      $ 33,508       $ 28,227      $ 30,779     $  31,717
                                                 --------      --------      --------       --------      --------     ---------

TOTAL LIAB. AND STOCKHOLDERS' EQUITY             $279,183      $305,401      $319,654       $353,729      $364,574     $ 362,488
                                                 ========      ========      ========       ========      ========     =========

(1) Beginning in 2004, trust preferred securities are included in Other Liabilities.

TABLE 1.2
MERCHANTS BANCORP, INCORPORATED
HISTORICAL PERFORMANCE ($000)
BY YEAR

INCOME STATEMENT                                  2000Y       2001Y       2002Y       2003Y       2004Y     YTD 03/05
--------------------------------------------     -------     -------     -------     -------     -------    ---------
INTEREST AND FEE INCOME ON LOANS & LEASES        $18,891     $20,000     $18,478     $18,413     $18,395     $ 4,656
BALANCES DUE FROM DEPOSITORY INSTITUTIONS        $     1     $     5     $     4     $     3     $     9     $     1
INTEREST/DIVIDEND INCOME ON SECURITIES           $ 2,309     $ 2,089     $ 2,170     $ 1,606     $ 1,507     $   388
TRADING ACCOUNTS                                 $     0     $     0     $     0     $     0     $     0     $     0
INTEREST INCOME ON FEDERAL FUNDS SOLD            $    98     $   204     $    92     $   157     $   166     $    72
OTHER INTEREST INCOME                            $     0     $   133     $   121     $   131     $   192     $    29
                                                 -------     -------     -------     -------     -------     -------

TOTAL INTEREST INCOME                            $21,299     $22,431     $20,865     $20,310     $20,269     $ 5,146

INTEREST ON DEPOSITS                             $ 9,801     $10,130     $ 6,837     $ 5,138     $ 5,052     $ 1,362
INTEREST EXPENSE ON FEDERAL FUNDS PURCHASED      $   247     $   218     $   154     $   140     $   160     $    38
INTEREST EXPENSE ON BORROWED FUNDS               $   347     $   445     $   902     $ 1,446     $ 1,726     $   411
INTEREST EXPENSE ON SUBORDINATED DEBT            $     0     $     0     $     0     $     0     $    34     $     0
OTHER INTEREST EXPENSE                           $     0     $     0     $     0     $     0     $     0     $     0
                                                 -------     -------     -------     -------     -------     -------

TOTAL INTEREST EXPENSE                           $10,395     $10,793     $ 7,893     $ 6,724     $ 6,972     $ 1,811
                                                 -------     -------     -------     -------     -------     -------

NET INTEREST INCOME                              $10,904     $11,638     $12,972     $13,586     $13,297     $ 3,335

LOAN LOSS PROVISION                              $   177     $   177     $   436     $ 2,907     $   676     $   180
                                                 -------     -------     -------     -------     -------     -------

NET INTEREST INCOME AFTER PROVISION              $10,727     $11,461     $12,536     $10,679     $12,621     $ 3,155

INCOME FROM FIDUCIARY ACTIVITIES                 $     0     $     0     $     0     $     0     $     0     $     0
SERVICE CHARGES ON DEPOSIT ACCOUNTS              $   983     $ 1,135     $ 1,157     $ 1,179     $ 1,174     $   275
OTHER OPERATING INCOME                           $   586     $   337     $   352     $   328     $   696     $   253
                                                 -------     -------     -------     -------     -------     -------

TOTAL NONINTEREST INCOME                         $ 1,569     $ 1,472     $ 1,509     $ 1,507     $ 1,870     $   528

SALARIES AND EMPLOYEE BENEFITS                   $ 3,283     $ 3,334     $ 3,505     $ 3,195     $ 3,980     $ 1,136
OCCUPANCY EXPENSES                               $   843     $   991     $ 1,028     $ 1,114     $   945     $   228
INTANGIBLE AMORT. & OTHER OPERATING EXPENSES     $ 2,007     $ 2,251     $ 2,574     $ 2,604     $ 3,017     $   738
     INTANGIBLE AMORTIZATION EXPENSE                  NA     $     0     $     0     $     0     $     0     $     0
                                                 -------     -------     -------     -------     -------     -------

TOTAL NONINTEREST EXPENSE                        $ 6,133     $ 6,576     $ 7,107     $ 6,913     $ 7,942     $ 2,102
                                                 -------     -------     -------     -------     -------     -------

SUBTOTAL                                         $ 6,163     $ 6,357     $ 6,938     $ 5,273     $ 6,549     $ 1,581

SECURITY TRANSACTIONS (GROSS)                    $     1     $     0     $     0     $     0     $     0     $     0
                                                 -------     -------     -------     -------     -------     -------

INCOME BEFORE TAXES                              $ 6,164     $ 6,357     $ 6,938     $ 5,273     $ 6,549     $ 1,581

APPLICABLE TAXES                                 $ 1,964     $ 1,952     $ 2,162     $ 1,482     $ 1,942     $   474
                                                 -------     -------     -------     -------     -------     -------

NET INCOME BEFORE EXTRAORDINARY ITEMS            $ 4,200     $ 4,405     $ 4,776     $ 3,791     $ 4,607     $ 1,107

EXTRAORDINARY ITEMS AND MINORITY INTERESTS       $     0     $     0     $     0     $     0     $     0     $     0
                                                 -------     -------     -------     -------     -------     -------

NET INCOME                                       $ 4,200     $ 4,405     $ 4,776     $ 3,791     $ 4,607     $ 1,107
                                                 =======     =======     =======     =======     =======     =======

MEMO ITEMS:
TAX-EXEMPT INCOME                                $   446     $   564     $ 1,011     $ 1,084     $ 1,045     $   249
NET INTEREST INCOME - TAXABLE EQUIVALENT         $11,060     $11,835     $13,326     $13,965     $13,663     $ 3,422

Note: Net Interest Income (TE) based on 35% tax rate.

TABLE 1.3
MERCHANTS BANCORP, INCORPORATED
HISTORICAL PERFORMANCE ($000)
BY YEAR

                                                                       2000Y    2001Y     2002Y     2003Y      2004Y     YTD 03/05
                                                                     --------  --------  --------  --------  ---------   ---------
OTHER FINANCIAL INFORMATION

COMMON DIVIDENDS                                                     $  1,350  $  1,560  $  1,800  $  1,902  $   1,867   $       0
PREFERRED DIVIDENDS                                                  $      0  $      0  $      0  $      0  $       0   $       0
EFFECTIVE TAX RATE                                                      31.86%    30.71%    31.16%    28.11%     29.65%      29.98%
FULL-TIME EQUIVALENT EMPLOYEES                                             85        86        88        90         92          92

LOAN LOSS RESERVE RECONCILIATION

       BEGINNING OF PERIOD RESERVE                                   $  1,905  $  1,911  $  1,960  $  2,105  $   2,432   $   2,518
                                                                     --------  --------  --------  --------  ---------   ---------
       ADD: PROVISION FOR LOAN LOSSES                                $    177  $    177  $    436  $  2,907  $     676   $     180
       LESS: LOSSES CHARGED TO RESERVE                               $    203  $    182  $    356  $  2,608  $     654   $     166
       ADD: RECOVERIES                                               $     32  $     54  $     65  $     28  $      64   $      26
       ADJUSTMENTS                                                   $      0  $      0  $      0  $      0  $       0   $       0
                                                                     --------  --------  --------  --------  ---------   ---------

                 NET LOAN LOSSES                                     $    171  $    128  $    291  $  2,580  $     590   $     140

       END OF PERIOD RESERVE                                         $  1,911  $  1,960  $  2,105  $  2,432  $   2,518   $   2,558

MARKET VALUE OF SECURITIES PORTFOLIO                                 $ 39,685  $ 38,221  $ 40,012  $ 33,085  $  31,979   $  35,418

NONPERFORMING LOANS

       90+ DAYS PAST DUE AND ACCRUING INTEREST                       $    668  $  1,649  $  1,133  $  1,444  $     452   $     847
       NONACCRUAL LOANS                                              $    319  $    383  $    572  $  1,462  $     728   $     747
                                                                     --------  --------  --------  --------  ---------   ---------
                 TOTAL NONPERFORMING LOANS                           $    987  $  2,032  $  1,705  $  2,906  $   1,180   $   1,594
       OTHER REAL ESTATE OWNED                                       $     42  $     42  $    141  $    358  $   1,040   $   1,064
                                                                     --------  --------  --------  --------  ---------   ---------
                 TOTAL NONPERFORMING ASSETS                          $  1,029  $  2,074  $  1,846  $  3,264  $   2,220   $   2,658

EARNINGS AND PROFITABILITY

PERCENT OF AVERAGE ASSETS

       NET INTEREST INCOME (TE)                                          4.19%     4.12%     4.34%     4.08%      3.82%       3.81%
       TAX EQUIVALENT ADJUSTMENT                                         0.06%     0.07%     0.12%     0.11%      0.10%       0.10%
       NET INTEREST INCOME                                               4.13%     4.05%     4.22%     3.97%      3.71%       3.71%
       PROVISION: LOAN/LEASE LOSSES                                      0.07%     0.06%     0.14%     0.85%      0.19%       0.20%
       NET INTEREST INCOME AFTER PROVISION                               4.06%     3.99%     4.08%     3.12%      3.53%       3.51%
       NONINTEREST INCOME                                                0.59%     0.51%     0.49%     0.44%      0.52%       0.59%
       OVERHEAD EXPENSE                                                  2.32%     2.29%     2.31%     2.02%      2.22%       2.34%
       SUBTOTAL                                                          2.34%     2.21%     2.26%     1.54%      1.83%       1.76%
       SECURITIES GAINS (LOSSES)                                         0.00%     0.00%     0.00%     0.00%      0.00%       0.00%
       INCOME BEFORE TAXES                                               2.34%     2.21%     2.26%     1.54%      1.83%       1.76%
       APPLICABLE INCOME TAXES                                           0.74%     0.68%     0.70%     0.43%      0.54%       0.53%
       SUBTOTAL                                                          1.59%     1.53%     1.55%     1.11%      1.29%       1.23%
       EXTRAORDINARY ITEMS/MINORITY INTERESTS                            0.00%     0.00%     0.00%     0.00%      0.00%       0.00%
       NET INCOME - ROAA                                                 1.59%     1.53%     1.55%     1.11%      1.29%       1.23%
       RETURN ON AVERAGE EQUITY                                         16.54%    15.27%    15.03%    11.77%     15.49%      14.17%

MARGIN ANALYSIS

       AVERAGE EARNING ASSETS TO AVERAGE ASSETS                         95.34%    95.54%    94.05%    93.67%     94.15%      94.61%
       AVERAGE INT-BEARING DEPOSITS TO AVERAGE ASSETS                   75.50%    75.78%    74.71%    68.30%     67.82%      69.79%

       INTEREST INCOME TO AVERAGE EARNING ASSETS                         8.46%     8.17%     7.22%     6.34%      6.01%       6.05%
       INTEREST EXPENSE TO AVERAGE EARNING ASSETS                        4.13%     3.93%     2.73%     2.10%      2.07%       2.13%
       NET INTEREST INCOME TO AVG. EARNING ASSETS                        4.33%     4.24%     4.49%     4.24%      3.95%       3.92%
       NET INTEREST INCOME (FTE) TO AVG. EARNING ASSETS                  4.40%     4.31%     4.61%     4.36%      4.05%       4.02%

       AVERAGE ASSETS                                                $263,919  $287,505  $307,147  $341,962  $ 357,948   $ 359,522
       AVERAGE EARNING ASSETS                                        $251,624  $274,688  $288,880  $320,309  $ 337,002   $ 340,127
       AVERAGE EQUITY                                                $ 25,399  $ 28,839  $ 31,775  $ 32,215  $  29,748   $  31,248

TABLE 1.4
MERCHANTS BANCORP, INCORPORATED
HISTORICAL PERFORMANCE ($000)
BY YEAR

                                                                      2000Y     2001Y     2002Y     2003Y      2004Y     YTD 03/05
                                                                     --------  --------  --------  --------  ---------   ---------
PERCENT OF AVERAGE ASSETS
       INCOME COMPOSITION
       INCOME FROM FIDUCIARY ACTIVITIES                                  0.00%     0.00%     0.00%     0.00%      0.00%       0.00%
       SERVICE CHARGES ON DEPOSIT ACCOUNTS                               0.37%     0.39%     0.38%     0.34%      0.33%       0.31%
       OTHER OPERATING INCOME                                            0.22%     0.12%     0.11%     0.10%      0.19%       0.28%

       EXPENSE COMPOSITION
       PERSONNEL EXPENSE                                                 1.24%     1.16%     1.14%     0.93%      1.11%       1.26%
       OCCUPANCY EXPENSE                                                 0.32%     0.34%     0.33%     0.33%      0.26%       0.25%
       AMORTIZATION & OTHER OPERATING EXPENSE                            0.76%     0.78%     0.84%     0.76%      0.84%       0.82%
                                                                     --------  --------  --------  --------  ---------   ---------
       TOTAL OVERHEAD EXPENSE                                            2.32%     2.29%     2.31%     2.02%      2.22%       2.34%

       NET OVERHEAD                                                      1.73%     1.78%     1.82%     1.58%      1.70%       1.75%
       EFFICIENCY RATIO                                                 49.17%    50.16%    49.08%    45.80%     52.36%      54.41%

PERSONNEL EXPENSE
       TOTAL ASSETS PER EMPLOYEE                                     $  3,285  $  3,551  $  3,632  $  3,930  $   3,963   $   3,940
       PERSONNEL EXPENSE PER EMPLOYEE (ANNUALIZED)                   $     39  $     39  $     40  $     36  $      43   $      49

INCOME STATEMENT GROWTH RATES (ANNUALIZED)
       NET INTEREST INCOME                                               8.84%     6.73%    11.46%     4.73%     -2.13%       0.32%
       NET INTEREST INCOME - TAXABLE EQUIVALENT                          8.93%     7.01%    12.59%     4.80%     -2.17%       0.19%
       LOAN LOSS PROVISION EXPENSE                                      36.15%     0.00%   146.33%   566.74%    -76.75%       6.51%
       NONINTEREST INCOME                                               10.88%    -6.18%     2.51%    -0.13%     24.09%      12.94%
       OVERHEAD EXPENSE                                                  6.38%     7.22%     8.07%    -2.73%     14.88%       5.87%
       PRE-TAX INCOME                                                   11.24%     3.13%     9.14%   -24.00%     24.20%      -3.44%
       NET INCOME                                                       11.23%     4.88%     8.42%   -20.62%     21.52%      -3.89%

ASSETS, PERCENT OF ASSETS
       REAL ESTATE LOANS                                                58.61%    53.43%    56.70%    62.71%     63.52%      63.85%
       COMMERCIAL & INDUSTRIAL LOANS                                     8.48%     8.10%     8.07%     7.11%      7.23%       7.42%
       INSTALLMENT LOANS                                                 8.53%     7.74%     8.08%     7.87%      6.88%       6.70%
       AGRICULTURAL LOANS                                                3.07%     3.14%     3.93%     3.13%      2.47%       2.61%
       ALL OTHER LOANS                                                   0.98%     0.84%     0.89%     0.79%      0.71%       0.70%
       TOTAL LOANS (NET OF UNEARNED INCOME)                             79.67%    73.26%    77.67%    81.60%     80.81%      81.27%
       LESS: LOSS RESERVE                                                0.68%     0.64%     0.66%     0.69%      0.69%       0.71%
       NET LOANS AND LEASES                                             78.99%    72.62%    77.01%    80.92%     80.12%      80.57%
       INTEREST BEARING BANK BALANCES                                    0.01%     0.02%     0.02%     0.17%      0.00%       0.09%
       FEDERAL FUNDS SOLD & RESALES                                      0.00%     5.44%     2.61%     2.44%      4.45%       3.19%
       INVESTMENT SECURITIES                                            14.21%    12.52%    12.52%     9.35%      8.77%       9.77%
       TOTAL EARNING ASSETS                                             93.90%    91.22%    92.82%    93.57%     94.03%      94.33%

       NONINTEREST CASH & DUE FROM BANKS                                 3.69%     4.43%     4.32%     3.72%      3.42%       3.08%
       PREMISES, FIXED ASSETS, CAPITAL LEASES                            1.59%     1.42%     1.36%     1.09%      0.99%       0.97%
       OTHER REAL ESTATE OWNED                                           0.02%     0.01%     0.04%     0.10%      0.29%       0.29%
       OTHER ASSETS                                                      1.50%     3.55%     2.12%     2.21%      1.95%       2.04%

TABLE 1.5
MERCHANTS BANCORP, INCORPORATED
HISTORICAL PERFORMANCE ($000)
BY YEAR

                                                                      2000Y     2001Y     2002Y     2003Y      2004Y     YTD 03/05
                                                                     --------  --------  --------  --------  ---------   ---------
LIABILITIES, PERCENT OF ASSETS

       DEMAND DEPOSITS                                                   9.37%    10.22%     9.45%     8.96%      9.55%       8.40%
       NOW & SUPER NOW DEPOSITS                                         16.55%    19.32%    19.95%    18.28%     17.41%      17.90%
                                                                     --------  --------  --------  --------  ---------   ---------
       TOTAL TRANSACTION ACCOUNTS                                       25.92%    29.55%    29.39%    27.23%     26.97%      26.29%
       MMDA & OTHER SAVINGS DEPOSITS                                     8.37%     8.83%    11.89%    12.39%     12.73%      13.02%
       TIME DEPOSITS < $100,000                                         38.95%    36.50%    31.86%    27.70%     28.83%      29.06%
       TIME DEPOSITS > $100,000                                         10.52%    10.03%     8.54%     8.42%      9.41%       9.68%
       FEDERAL FUNDS PURCHASED & REPURCHASE AGREEMENT                    3.20%     1.55%     1.56%     1.50%      1.83%       1.78%
       BORROWINGS                                                        2.51%     2.94%     5.47%    12.36%     10.95%      10.74%
       SUBORDINATED NOTES AND DEBENTURES                                 0.00%     0.00%     0.00%     0.00%      0.00%       0.00%
       OTHER LIABILITIES                                                 0.82%     0.70%     0.81%     2.43%      0.85%       0.66%

       TOTAL LIABILITIES                                                90.29%    90.10%    89.52%    92.02%     91.56%      91.25%

       MINORITY INTEREST                                                 0.00%     0.00%     0.00%     0.00%      0.00%       0.00%

       ALL COMMON & PREFERRED CAPITAL                                    9.71%     9.90%    10.48%     7.98%      8.44%       8.75%
       TOTAL LIABILITIES AND CAPITAL                                   100.00%   100.00%   100.00%   100.00%    100.00%     100.00%

BALANCE SHEET GROWTH RATES (ANNUALIZED)
       TOTAL LOANS & LEASES                                             18.89%     0.58%    10.97%    16.26%      2.06%      -0.01%
       TOTAL ASSETS                                                     12.99%     9.39%     4.67%    10.66%      3.07%      -2.29%
       TOTAL DEPOSITS                                                    8.35%    10.87%     0.70%     2.61%      6.05%      -1.64%

ASSET QUALITY
       AVERAGE TOTAL LOANS                                           $210,314  $225,113  $235,281  $270,685   $290,722    $292,372
       NET LOAN LOSS TO AVERAGE TOTAL LOANS AND LEASES                   0.08%     0.06%     0.12%     0.95%      0.20%       0.19%
       PROVISION FOR LOAN LOSS TO AVERAGE TOTAL LOANS AND LEASES         0.08%     0.08%     0.19%     1.07%      0.23%       0.25%
       LOSS RESERVE TO NET LOANS AND LEASES                              0.87%     0.88%     0.86%     0.85%      0.86%       0.88%
       NONPERFORMING LOANS TO TOTAL LOANS AND LEASES:
                 90+ DAYS PAST DUE                                       0.30%     0.74%     0.46%     0.50%      0.15%       0.29%
                 NONACCRUAL                                              0.14%     0.17%     0.23%     0.51%      0.25%       0.25%
                 TOTAL NONPERFORMING LOANS                               0.44%     0.91%     0.69%     1.01%      0.40%       0.54%
       LLR/NONPERFORMING LOANS                                         193.62%    96.46%   123.46%    83.69%    213.39%     160.48%
       OREO AS A % OF TOTAL ASSETS                                       0.02%     0.01%     0.04%     0.10%      0.29%       0.29%
       NONPERFORMING ASSETS AS A % OF TOTAL ASSETS                       0.37%     0.68%     0.58%     0.92%      0.61%       0.73%

CAPITAL ADEQUACY
       CORE LEVERAGE RATIO (TANGIBLE)                                    9.71%     9.92%    10.29%     7.74%      8.31%       8.74%
       RISK BASED CAPITAL RATIOS:

                 TIER1                                                  13.30%    14.22%    13.85%    10.47%     11.36%      11.75%
                 TOTAL                                                  14.24%    15.16%    14.74%    11.39%     12.30%      12.71%
       COMMON DIVIDEND PAYOUT RATIO                                     32.14%    35.41%    37.69%    50.17%     40.53%       0.00%
       AVERAGE ASSETS (CAPITAL CALCULATION)                          $276,540  $299,388  $317,623  $355,989  $ 364,855   $ 359,522
       RISK BASED ASSETS                                             $201,949  $208,890  $236,056  $263,433  $ 266,931   $ 267,387
       TIER 1 CAPITAL                                                $ 26,854  $ 29,705  $ 32,682  $ 27,571  $  30,311   $  31,418
         QUALIFYING TRUST PREFERRED SECURITIES IN TIER 1 CAPITAL     $      0  $      0  $      0  $      0  $       0   $       0
       TIER 2 CAPITAL                                                $  1,911  $  1,960  $  2,109  $  2,433  $   2,518   $   2,558
         OTHER TIER 2 CAPITAL COMPONENTS (EXCLUDING LLR)             $      0  $      0  $      4  $      1  $       0   $       0

LIQUIDITY AND RATE SENSITIVITY
       MARKET VALUE LESS BOOK VALUE OF INVESTMENT SECURITIES         $      0  $      0  $      0  $      0  $       0   $       0
       MARKET VALUE/BOOK VALUE OF INVESTMENT SECURITIES                100.00%   100.00%   100.00%   100.00%    100.00%     100.00%
       TOTAL LOANS & LEASES TO ASSETS                                   79.67%    73.26%    77.67%    81.60%     80.81%      81.27%
       TOTAL LOANS AND LEASES TO DEPOSITS                               95.11%    86.29%    95.09%   107.74%    103.69%     104.12%
       VOLATILE LIABILITIES                                          $ 45,300  $ 44,355  $ 49,764  $ 78,805  $  80,872    $ 80,492
       CASH, FEDERAL FUNDS & INVESTMENT SECURITIES                   $ 50,011  $ 68,395  $ 62,215  $ 55,479  $  60,703    $ 58,469

TABLE 1.6
MERCHANTS BANCORP, INCORPORATED
HISTORICAL PERFORMANCE ($000)
BY QUARTER

BALANCE SHEET

                                                              2003Q4      2004Q1      2004Q2      2004Q3      2004Q4     2005Q1
                                                             --------    --------    --------    --------    --------   --------
ASSETS

CASH AND DUE FROM BANKS - NONINTEREST BEARING                $ 13,159    $  8,091    $ 11,715    $ 11,052    $ 12,486   $ 11,152
CASH AND DUE FROM BANKS - INTEREST BEARING                   $    610    $    108    $    393    $    147    $     13   $    324
INVESTMENT SECURITIES                                        $ 33,085    $ 32,501    $ 32,465    $ 34,517    $ 31,979   $ 35,418
FEDERAL FUNDS SOLD & REPURCHASE AGREEMENTS                   $  8,625    $ 18,625    $  5,675    $  8,475    $ 16,225   $ 11,575
REAL ESTATE LOANS (INCLUDING COMMERCIAL RE)                  $221,827    $224,568    $228,165    $231,767    $231,585   $231,438
       COMMERCIAL RE                                         $ 51,461    $ 52,000    $ 51,496    $ 51,528    $ 52,997   $ 54,078
COMMERCIAL & INDUSTRIAL LOANS                                $ 25,165    $ 26,481    $ 25,990    $ 26,434    $ 26,350   $ 26,884
INSTALLMENT LOANS                                            $ 27,827    $ 26,775    $ 26,651    $ 26,136    $ 25,085   $ 24,273
AGRICULTURAL LOANS                                           $ 11,057    $  9,584    $ 11,022    $ 12,606    $  9,005   $  9,461
ALL OTHER LOANS                                              $  2,781    $  2,180    $  2,756    $  2,726    $  2,585   $  2,549
LESS: UNEARNED INCOME                                        $      0    $      0    $      0    $      0    $      0   $      0
                                                             --------    --------    --------    --------    --------   --------
TOTAL LOANS (NET OF UNEARNED INCOME)                         $288,657    $289,588    $294,584    $299,669    $294,610   $294,605
LESS: LOAN LOSS RESERVE                                      $  2,432    $  2,500    $  2,492    $  2,517    $  2,518   $  2,558
                                                             --------    --------    --------    --------    --------   --------
NET LOANS                                                    $286,225    $287,088    $292,092    $297,152    $292,092   $292,047
PREMISES AND FIXED ASSETS                                    $  3,844    $  3,728    $  3,607    $  3,707    $  3,624   $  3,524
OTHER REAL ESTATE OWNED                                      $    358    $    268    $  1,227    $  1,095    $  1,040   $  1,064
TOTAL INTANGIBLE ASSETS (INCLUDING MSRs)                     $      0    $      0    $      0    $      0    $      0   $      0
     MORTGAGE SERVICING RIGHTS                               $      0    $      0    $      0    $      0    $      0   $      0
INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES                   $      0    $      0    $      0    $      0    $      0   $      0
OTHER ASSETS                                                 $  7,823    $  6,943    $  7,052    $  7,741    $  7,115   $  7,384
                                                             --------    --------    --------    --------    --------   --------

TOTAL ASSETS                                                 $353,729    $357,352    $354,226    $363,886    $364,574   $362,488
                                                             ========    ========    ========    ========    ========   ========

LIABILITIES

DEMAND DEPOSITS                                              $ 31,693    $ 29,181    $ 31,412    $ 29,846    $ 34,834   $ 30,440
NOW AND OTHER                                                $ 64,645    $ 69,106    $ 67,497    $ 65,620    $ 63,486   $ 64,875
                                                             --------    --------    --------    --------    --------   --------
TOTAL TRANSACTION ACCOUNTS                                   $ 96,338    $ 98,287    $ 98,909    $ 95,466    $ 98,320   $ 95,315
MMDA & OTHER SAVINGS DEPOSITS                                $ 43,810    $ 47,703    $ 47,181    $ 46,738    $ 46,393   $ 47,200
TIME DEPOSITS < $100,000                                     $ 97,969    $ 99,636    $ 98,861    $106,646    $105,110   $105,355
TIME DEPOSITS > $100,000                                     $ 29,799    $ 30,196    $ 30,421    $ 34,264    $ 34,294   $ 35,083
                                                             --------    --------    --------    --------    --------   --------
TOTAL DEPOSITS                                               $267,916    $275,822    $275,372    $283,114    $284,117   $282,953
FED. FUNDS PURCHASED & REPURCHASE AGREEMENTS                 $  5,300    $  6,046    $  6,077    $  6,978    $  6,658   $  6,460
OTHER BORROWED MONEY                                         $ 43,706    $ 42,705    $ 41,163    $ 40,195    $ 39,920   $ 38,949
SUBORDINATED NOTES AND DEBENTURES                            $      0    $      0    $      0    $      0    $      0   $      0
OTHER LIABILITIES (1)                                        $  8,580    $  3,272    $  2,407    $  2,840    $  3,100   $  2,409
                                                             --------    --------    --------    --------    --------   --------

TOTAL LIABILITIES                                            $325,502    $327,845    $325,019    $333,127    $333,795   $330,771

MINORITY INTEREST (1)                                        $      0    $      0    $      0    $      0    $      0   $      0

STOCKHOLDERS' EQUITY

PREFERRED STOCK                                              $      0    $      0    $      0    $      0    $      0   $      0
COMMON STOCK - PAR VALUE                                     $  2,000    $  2,000    $  2,000    $  2,000    $  2,000   $  2,000
COMMON STOCK - SURPLUS                                       $  2,000    $  2,000    $  2,000    $  8,000    $  8,000   $  8,000
UNDIVIDED PROFITS AND RESERVES                               $ 30,571    $ 31,728    $ 31,953    $ 27,142    $ 27,311   $ 28,418
ACCUMULATED OTHER COMPREHENSIVE INCOME                       $    656    $    779    $    254    $    617    $    468   $    299
OTHER EQUITY CAPITAL COMPONENTS                             ($  7,000)  ($  7,000)  ($  7,000)  ($  7,000)  ($  7,000) ($  7,000)
                                                             --------    --------    --------    --------    --------   --------

TOTAL EQUITY                                                 $ 28,227    $ 29,507    $ 29,207    $ 30,759    $ 30,779   $ 31,717
                                                             --------    --------    --------    --------    --------   --------

TOTAL LIAB. AND STOCKHOLDERS' EQUITY                         $353,729    $357,352    $354,226    $363,886    $364,574   $362,488
                                                             ========    ========    ========    ========    ========   ========

(1) Beginning in 2004Q1, trust preferred securities are included in Other Liabilities.

TABLE 1.7
MERCHANTS BANCORP, INCORPORATED
HISTORICAL PERFORMANCE ($000)
BY QUARTER

                                                                       2003Q4    2004Q1    2004Q2    2004Q3    2004Q4     2005Q1
                                                                      --------  --------  --------  --------  --------   --------
INCOME STATEMENT
INTEREST AND FEE INCOME ON LOANS & LEASES                             $  4,146  $  4,619  $  4,606  $  4,682  $  4,488   $  4,656
BALANCES DUE FROM DEPOSITORY INSTITUTIONS                             $      1  $      1  $      1  $      2  $      5   $      1
INTEREST/DIVIDEND INCOME ON SECURITIES                                $    367  $    361  $    350  $    395  $    401   $    388
TRADING ACCOUNTS                                                      $      0  $      0  $      0  $      0  $      0   $      0
INTEREST INCOME ON FEDERAL FUNDS SOLD                                 $     37  $     30  $     36  $     31  $     69   $     72
OTHER INTEREST INCOME                                                 $     65  $     23  $     57  $     25  $     87   $     29
                                                                      --------  --------  --------  --------  --------   --------

TOTAL INTEREST INCOME                                                 $  4,616  $  5,034  $  5,050  $  5,135  $  5,050   $  5,146

INTEREST ON DEPOSITS                                                  $  1,200  $  1,163  $  1,190  $  1,302  $  1,397   $  1,362
INTEREST EXPENSE ON FEDERAL FUNDS PURCHASED                           $     34  $     39  $     38  $     42  $     41   $     38
INTEREST EXPENSE ON BORROWED FUNDS                                    $    452  $    447  $    433  $    428  $    418   $    411
INTEREST EXPENSE ON SUBORDINATED DEBT                                 $      0  $      0  $     34  $      0  $      0   $      0
OTHER INTEREST EXPENSE                                                $      0  $      0  $      0  $      0  $      0   $      0
                                                                      --------  --------  --------  --------  --------   --------

TOTAL INTEREST EXPENSE                                                $  1,686  $  1,649  $  1,695  $  1,772  $  1,856   $  1,811
                                                                      --------  --------  --------  --------  --------   --------

NET INTEREST INCOME                                                   $  2,930  $  3,385  $  3,355  $  3,363  $  3,194   $  3,335

LOAN LOSS PROVISION                                                   $    455  $    153  $    181  $    160  $    182   $    180
                                                                      --------  --------  --------  --------  --------   --------

NET INTEREST INCOME AFTER PROVISION                                   $  2,475  $  3,232  $  3,174  $  3,203  $  3,012   $  3,155

INCOME FROM FIDUCIARY ACTIVITIES                                      $      0  $      0  $      0  $      0  $      0   $      0
SERVICE CHARGES ON DEPOSIT ACCOUNTS                                   $    297  $    287  $    303  $    307  $    277   $    275
OTHER OPERATING INCOME                                                $     84  $    169  $    181  $    168  $    178   $    253
                                                                      --------  --------  --------  --------  --------   --------

TOTAL NONINTEREST INCOME                                              $    381  $    456  $    484  $    475  $    455   $    528

SALARIES AND EMPLOYEE BENEFITS                                        $    417  $  1,018  $  1,030  $    980  $    952   $  1,136
OCCUPANCY EXPENSES                                                    $    260  $    248  $    244  $    222  $    231   $    228
INTANGIBLE AMORT. & OTHER OPERATING EXPENSES                          $    678  $    731  $    729  $    790  $    767   $    738
     INTANGIBLE AMORTIZATION EXPENSE                                  $      0  $      0  $      0  $      0  $      0   $      0
                                                                      --------  --------  --------  --------  --------   --------

TOTAL NONINTEREST EXPENSE                                             $  1,355  $  1,997  $  2,003  $  1,992  $  1,950   $  2,102
                                                                      --------  --------  --------  --------  --------   --------

SUBTOTAL                                                              $  1,501  $  1,691  $  1,655  $  1,686  $  1,517   $  1,581

SECURITY TRANSACTIONS (GROSS)                                         $      0  $      0  $      0  $      0  $      0   $      0
                                                                      --------  --------  --------  --------  --------   --------

INCOME BEFORE TAXES                                                   $  1,501  $  1,691  $  1,655  $  1,686  $  1,517   $  1,581

APPLICABLE TAXES                                                      $    423  $    533  $    524  $    498  $    387   $    474
                                                                      --------  --------  --------  --------  --------   --------

NET INCOME BEFORE EXTRAORDINARY ITEMS                                 $  1,078  $  1,158  $  1,131  $  1,188  $  1,130   $  1,107

EXTRAORDINARY ITEMS AND MINORITY INTERESTS                            $      0  $      0  $      0  $      0  $      0   $      0
                                                                      --------  --------  --------  --------  --------   --------

NET INCOME                                                            $  1,078  $  1,158  $  1,131  $  1,188  $  1,130   $  1,107
                                                                      ========  ========  ========  ========  ========   ========

MEMO ITEMS:

TAX-EXEMPT INCOME                                                     $    267  $    265  $    264  $    261  $    255   $    249
NET INTEREST INCOME - TAXABLE EQUIVALENT                              $  3,023  $  3,478  $  3,447  $  3,454  $  3,283   $  3,422

Note:  Net Interest Income (TE) based on 35% tax rate.

TABLE 1.8
MERCHANTS BANCORP, INCORPORATED
HISTORICAL PERFORMANCE ($000)
BY QUARTER

                                                                       2003Q4    2004Q1    2004Q2    2004Q3    2004Q4     2005Q1
                                                                      --------  --------  --------  --------  --------   --------
OTHER FINANCIAL INFORMATION

COMMON DIVIDENDS                                                      $    942  $      0  $    907  $      0  $    960   $      0
PREFERRED DIVIDENDS                                                   $      0  $      0  $      0  $      0  $      0   $      0
EFFECTIVE TAX RATE                                                       28.18%    31.52%    31.66%    29.54%    25.51%     29.98%
FULL-TIME EQUIVALENT EMPLOYEES                                              90        90        92        92        92         92

LOAN LOSS RESERVE RECONCILIATION

       Beginning of Period Reserve                                    $  2,374  $  2,432  $  2,500  $  2,492  $  2,517   $  2,518
                                                                      --------  --------  --------  --------  --------   --------
       ADD: PROVISION FOR LOAN LOSSES                                 $    455  $    153  $    181  $    160  $    182   $    180
       LESS: LOSSES CHARGED TO RESERVE                                $    402  $     92  $    203  $    141  $    218   $    166
       ADD: RECOVERIES                                                $      5  $      7  $     14  $      6  $     37   $     26
       ADJUSTMENTS                                                    $      0  $      0  $      0  $      0  $      0   $      0
                                                                      --------  --------  --------  --------  --------   --------

                 NET LOAN LOSSES                                      $    397  $     85  $    189  $    135  $    181   $    140

       END OF PERIOD RESERVE                                          $  2,432  $  2,500  $  2,492  $  2,517  $  2,518   $  2,558

MARKET VALUE OF SECURITIES PORTFOLIO                                  $ 33,085  $ 32,501  $ 32,465  $ 34,517  $ 31,979   $ 35,418

NONPERFORMING LOANS

       90+ DAYS PAST DUE AND ACCRUING INTEREST                        $  1,444  $  2,064  $    843  $    720  $    452   $    847
       NONACCRUAL LOANS                                               $  1,462  $  1,585  $    735  $    535  $    728   $    747
                                                                      --------  --------  --------  --------  --------   --------
                 TOTAL NONPERFORMING LOANS                            $  2,906  $  3,649  $  1,578  $  1,255  $  1,180   $  1,594
       OTHER REAL ESTATE OWNED                                        $    358  $    268  $  1,227  $  1,095  $  1,040   $  1,064
                                                                      --------  --------  --------  --------  --------   --------
                 TOTAL NONPERFORMING ASSETS                           $  3,264  $  3,917  $  2,805  $  2,350  $  2,220   $  2,658

EARNINGS AND PROFITABILITY

PERCENT OF AVERAGE ASSETS

       NET INTEREST INCOME (TE)                                           3.40%     3.96%     3.87%     3.85%     3.60%      3.81%
       TAX EQUIVALENT ADJUSTMENT                                          0.11%     0.11%     0.10%     0.10%     0.10%      0.10%
       NET INTEREST INCOME                                                3.29%     3.85%     3.77%     3.75%     3.50%      3.71%
       PROVISION: LOAN/LEASE LOSSES                                       0.51%     0.17%     0.20%     0.18%     0.20%      0.20%
       NET INTEREST INCOME AFTER PROVISION                                2.78%     3.68%     3.56%     3.57%     3.30%      3.51%
       NONINTEREST INCOME                                                 0.43%     0.52%     0.54%     0.53%     0.50%      0.59%
       OVERHEAD EXPENSE                                                   1.52%     2.27%     2.25%     2.22%     2.14%      2.34%
       SUBTOTAL                                                           1.69%     1.92%     1.86%     1.88%     1.66%      1.76%
       SECURITIES GAINS (LOSSES)                                          0.00%     0.00%     0.00%     0.00%     0.00%      0.00%
       INCOME BEFORE TAXES                                                1.69%     1.92%     1.86%     1.88%     1.66%      1.76%
       APPLICABLE INCOME TAXES                                            0.48%     0.61%     0.59%     0.55%     0.42%      0.53%
       SUBTOTAL                                                           1.21%     1.32%     1.27%     1.32%     1.24%      1.23%
       MINORITY INTEREST                                                  0.00%     0.00%     0.00%     0.00%     0.00%      0.00%
       NET INCOME - ROAA                                                  1.21%     1.32%     1.27%     1.32%     1.24%      1.23%
       RETURN ON AVERAGE EQUITY                                          15.28%    16.29%    15.23%    15.94%    14.57%     14.17%

MARGIN ANALYSIS

       AVERAGE EARNING ASSETS TO AVERAGE ASSETS                          94.11%    94.51%    93.94%    94.28%    93.87%     94.61%
       AVERAGE INT-BEARING DEPOSITS TO AVERAGE ASSETS                              68.67%    68.83%    69.26%    68.87%     69.79%

       INTEREST INCOME TO AVERAGE EARNING ASSETS                          5.51%     6.06%     6.03%     6.07%     5.90%      6.05%
       INTEREST EXPENSE TO AVERAGE EARNING ASSETS                         2.01%     1.99%     2.03%     2.09%     2.17%      2.13%
       NET INTEREST INCOME TO AVG. EARNING ASSETS                         3.50%     4.07%     4.01%     3.98%     3.73%      3.92%
       NET INTEREST INCOME (FTE) TO AVG. EARNING ASSETS                   3.61%     4.19%     4.12%     4.08%     3.83%      4.02%

       AVERAGE ASSETS                                                 $355,989  $351,607  $356,395  $358,933  $364,855   $359,522
       AVERAGE EARNING ASSETS                                         $335,011  $332,288  $334,804  $338,410  $342,506   $340,127
       AVERAGE EQUITY                                                 $ 28,213  $ 28,443  $ 29,701  $ 29,820  $ 31,029   $ 31,248

TABLE 1.9
MERCHANTS BANCORP, INCORPORATED
HISTORICAL PERFORMANCE ($000)
BY QUARTER

                                                                       2003Q4    2004Q1    2004Q2    2004Q3    2004Q4     2005Q1
                                                                      --------  --------  --------  --------  --------   --------
PERCENT OF AVERAGE ASSETS
       INCOME COMPOSITION
       INCOME FROM FIDUCIARY ACTIVITIES                                   0.00%     0.00%     0.00%     0.00%     0.00%      0.00%
       SERVICE CHARGES ON DEPOSIT ACCOUNTS                                0.33%     0.33%     0.34%     0.34%     0.30%      0.31%
       OTHER OPERATING INCOME                                             0.09%     0.19%     0.20%     0.19%     0.20%      0.28%

       EXPENSE COMPOSITION
       PERSONNEL EXPENSE                                                  0.47%     1.16%     1.16%     1.09%     1.04%      1.26%
       OCCUPANCY EXPENSE                                                  0.29%     0.28%     0.27%     0.25%     0.25%      0.25%
       AMORTIZATION & OTHER OPERATING EXPENSE                             0.76%     0.83%     0.82%     0.88%     0.84%      0.82%
                                                                      --------  --------  --------  --------  --------   --------
       TOTAL OVERHEAD EXPENSE                                             1.52%     2.27%     2.25%     2.22%     2.14%      2.34%

       NET OVERHEAD                                                       1.09%     1.75%     1.70%     1.69%     1.64%      1.75%
       EFFICIENCY RATIO                                                  40.92%    51.99%    52.18%    51.90%    53.44%     54.41%

PERSONNEL EXPENSE
       TOTAL ASSETS PER EMPLOYEE                                      $  3,930  $  3,971  $  3,850  $  3,955  $  3,963   $  3,940
       PERSONNEL EXPENSE PER EMPLOYEE (ANNUALIZED)                    $     19  $     45  $     45  $     43  $     41   $     49

INCOME STATEMENT GROWTH RATES (ANNUALIZED)
       NET INTEREST INCOME                                                         15.53%    -0.89%     0.24%    -5.03%      4.41%
       NET INTEREST INCOME - TAXABLE EQUIVALENT                                    15.03%    -0.87%     0.20%    -4.95%      4.23%
       LOAN LOSS PROVISION EXPENSE                                                -66.37%    18.30%   -11.60%    13.75%     -1.10%
       NONINTEREST INCOME                                                          19.69%     6.14%    -1.86%    -4.21%     16.04%
       OVERHEAD EXPENSE                                                            47.38%     0.30%    -0.55%    -2.11%      7.79%
       PRE-TAX INCOME                                                              12.66%    -2.13%     1.87%   -10.02%      4.22%
       NET INCOME                                                                   7.42%    -2.33%     5.04%    -4.88%     -2.04%

ASSETS, PERCENT OF ASSETS
       REAL ESTATE LOANS                                                 62.71%    62.84%    64.41%    63.69%    63.52%     63.85%
       COMMERCIAL & INDUSTRIAL LOANS                                      7.11%     7.41%     7.34%     7.26%     7.23%      7.42%
       INSTALLMENT LOANS                                                  7.87%     7.49%     7.52%     7.18%     6.88%      6.70%
       AGRICULTURAL LOANS                                                 3.13%     2.68%     3.11%     3.46%     2.47%      2.61%
       ALL OTHER LOANS                                                    0.79%     0.61%     0.78%     0.75%     0.71%      0.70%
       TOTAL LOANS (NET OF UNEARNED INCOME)                              81.60%    81.04%    83.16%    82.35%    80.81%     81.27%
       LESS: LOSS RESERVE                                                 0.69%     0.70%     0.70%     0.69%     0.69%      0.71%
       NET LOANS AND LEASES                                              80.92%    80.34%    82.46%    81.66%    80.12%     80.57%
       INTEREST BEARING BANK BALANCES                                     0.17%     0.03%     0.11%     0.04%     0.00%      0.09%
       FEDERAL FUNDS SOLD & RESALES                                       2.44%     5.21%     1.60%     2.33%     4.45%      3.19%
       INVESTMENT SECURITIES                                              9.35%     9.09%     9.17%     9.49%     8.77%      9.77%
       TOTAL EARNING ASSETS                                              93.57%    95.37%    94.04%    94.21%    94.03%     94.33%

       NONINTEREST CASH & DUE FROM BANKS                                  3.72%     2.26%     3.31%     3.04%     3.42%      3.08%
       PREMISES, FIXED ASSETS, CAPITAL LEASES                             1.09%     1.04%     1.02%     1.02%     0.99%      0.97%
       OTHER REAL ESTATE OWNED                                            0.10%     0.07%     0.35%     0.30%     0.29%      0.29%
       OTHER ASSETS                                                       2.21%     1.94%     1.99%     2.13%     1.95%      2.04%

TABLE 1.10
MERCHANTS BANCORP, INCORPORATED
HISTORICAL PERFORMANCE ($000)
BY QUARTER

                                                                       2003Q4    2004Q1    2004Q2    2004Q3    2004Q4     2005Q1
                                                                      --------  --------  --------  --------  --------   --------
LIABILITIES, PERCENT OF ASSETS

       DEMAND DEPOSITS                                                    8.96%     8.17%     8.87%     8.20%     9.55%      8.40%
       NOW & SUPER NOW DEPOSITS                                          18.28%    19.34%    19.05%    18.03%    17.41%     17.90%
       OTHER TRANSACTION ACCOUNTS                                         0.00%     0.00%     0.00%     0.00%     0.00%      0.00%
       MMDA & OTHER SAVINGS DEPOSITS                                     12.39%    13.35%    13.32%    12.84%    12.73%     13.02%
       TIME DEPOSITS < $100,000                                          27.70%    27.88%    27.91%    29.31%    28.83%     29.06%
       TIME DEPOSITS > $100,000                                           8.42%     8.45%     8.59%     9.42%     9.41%      9.68%
       FEDERAL FUNDS PURCHASED & REPURCHASE AGREEMENT                     1.50%     1.69%     1.72%     1.92%     1.83%      1.78%
       BORROWINGS                                                        12.36%    11.95%    11.62%    11.05%    10.95%     10.74%
       SUBORDINATED NOTES AND DEBENTURES                                  0.00%     0.00%     0.00%     0.00%     0.00%      0.00%

       OTHER LIABILITIES                                                  2.43%     0.92%     0.68%     0.78%     0.85%      0.66%

       TOTAL LIABILITIES                                                 92.02%    91.74%    91.75%    91.55%    91.56%     91.25%

       MINORITY INTEREST                                                  0.00%     0.00%     0.00%     0.00%     0.00%      0.00%

       ALL COMMON & PREFERRED CAPITAL                                     7.98%     8.26%     8.25%     8.45%     8.44%      8.75%
       TOTAL LIABILITIES AND CAPITAL                                    100.00%   100.00%   100.00%   100.00%   100.00%    100.00%

BALANCE SHEET GROWTH RATES (ANNUALIZED)
       TOTAL LOANS & LEASES                                                         0.32%     1.73%     1.73%    -1.69%      0.00%
       TOTAL ASSETS                                                                 1.02%    -0.87%     2.73%     0.19%     -0.57%
       TOTAL DEPOSITS                                                               2.95%    -0.16%     2.81%     0.35%     -0.41%

ASSET QUALITY
       AVERAGE TOTAL LOANS                                            $286,030  $285,962  $288,883  $293,963  $294,082   $292,372
       NET LOAN LOSS TO AVERAGE TOTAL LOANS AND LEASES                    0.56%     0.12%     0.26%     0.18%     0.25%      0.19%
       PROVISION FOR LOAN LOSS TO AVERAGE TOTAL LOANS AND LEASES          0.64%     0.21%     0.25%     0.22%     0.25%      0.25%
       LOSS RESERVE TO NET LOANS AND LEASES                               0.85%     0.87%     0.85%     0.85%     0.86%      0.88%
       NONPERFORMING LOANS TO TOTAL LOANS AND LEASES:
                 90+ DAYS PAST DUE                                        0.50%     0.71%     0.29%     0.24%     0.15%      0.29%
                 NONACCRUAL                                               0.51%     0.55%     0.25%     0.18%     0.25%      0.25%
                 TOTAL NONPERFORMING LOANS                                1.01%     1.26%     0.54%     0.42%     0.40%      0.54%
       LLR/NONPERFORMING LOANS                                           83.69%    68.51%   157.92%   200.56%   213.39%    160.48%
       OREO AS A % OF TOTAL ASSETS                                        0.10%     0.07%     0.35%     0.30%     0.29%      0.29%
       NONPERFORMING ASSETS AS A % OF TOTAL ASSETS                        0.92%     1.10%     0.79%     0.65%     0.61%      0.73%

CAPITAL ADEQUACY
       CORE LEVERAGE RATIO (TANGIBLE)                                     7.74%     8.17%     8.12%     8.40%     8.31%      8.74%
       RISK BASED CAPITAL RATIOS:
                 TIER 1                                                  10.47%    10.94%    10.72%    11.12%    11.36%     11.75%
                 TOTAL                                                   11.39%    11.90%    11.64%    12.05%    12.30%     12.71%
       COMMON DIVIDEND PAYOUT RATIO                                      87.38%     0.00%    80.19%     0.00%    84.96%      0.00%
       AVERAGE ASSETS (CAPITAL CALCULATION)                           $355,989  $351,607  $356,395  $358,933  $364,855   $359,522
       RISK BASED ASSETS                                              $263,433  $262,589  $269,870  $271,118  $266,931   $267,387
       TIER 1 CAPITAL                                                 $ 27,571  $ 28,728  $ 28,933  $ 30,142  $ 30,311   $ 31,418
         QUALIFYING TRUST PREFERRED SECURITIES IN TIER 1 CAPITAL      $      0  $      0  $      0  $      0  $      0   $      0
       TIER 2 CAPITAL                                                 $  2,433  $  2,510  $  2,492  $  2,519  $  2,518   $  2,558
         OTHER TIER 2 CAPITAL COMPONENTS (EXCLUDING LLR)              $      1  $     10  $      0  $      2  $      0   $      0

LIQUIDITY AND RATE SENSITIVITY
       MARKET VALUE LESS BOOK VALUE OF INVESTMENT SECURITIES          $      0  $      0  $      0  $      0  $      0   $      0
       MARKET VALUE/BOOK VALUE OF INVESTMENT SECURITIES                 100.00%   100.00%   100.00%   100.00%   100.00%    100.00%
       TOTAL LOANS & LEASES TO ASSETS                                    81.60%    81.04%    83.16%    82.35%    80.81%     81.27%
       TOTAL LOANS AND LEASES TO DEPOSITS                               107.74%   104.99%   106.98%   105.85%   103.69%    104.12%
       VOLATILE LIABILITIES                                           $ 78,805  $ 78,947  $ 77,661  $ 81,437  $ 80,872   $ 80,492
       CASH, FEDERAL FUNDS & INVESTMENT SECURITIES                    $ 55,479  $ 59,325  $ 50,248  $ 54,191  $ 60,703   $ 58,469

TABLE 1.11
MERCHANTS BANCORP, INCORPORATED
SUMMARY HISTORICAL ANALYSIS  ($000)

                                             2000Y          2001Y         2002Y          2003Y         2004Y        YTD 03/05
                                          -----------    -----------   -----------    -----------   -----------    -----------
PERIOD END FINANCIAL DATA:

TOTAL ASSETS                              $   279,183    $   305,401   $   319,654    $   353,729   $   364,574    $   362,488
AVERAGE ASSETS                            $   263,919    $   287,505   $   307,147    $   341,962   $   357,948    $   359,522
ASSET GROWTH                                     13.0%           9.4%          4.7%          10.7%          3.1%          -0.6%
TOTAL LOANS                               $   222,432    $   223,727   $   248,277    $   288,657   $   294,610    $   294,605
TOTAL DEPOSITS                            $   233,860    $   259,288   $   261,092    $   267,916   $   284,117    $   282,953
LOAN/DEPOSIT RATIO                               95.1%          86.3%         95.1%         107.7%        103.7%         104.1%
LOAN LOSS RESERVE                         $     1,911    $     1,960   $     2,105    $     2,432   $     2,518    $     2,558
LOAN LOSS RESERVE/TOTAL LOANS                    0.86%          0.88%         0.85%          0.84%         0.85%          0.87%
INTANGIBLE ASSETS                         $         0    $         0   $         0    $         0   $         0    $         0
TRUST PREFERRED SECURITIES                $         0    $         0   $         0    $         0   $         0    $         0
TOTAL SHAREHOLDERS' EQUITY                $    27,110    $    30,233   $    33,508    $    28,227   $    30,779    $    31,717
AVERAGE TOTAL EQUITY                      $    25,399    $    28,839   $    31,775    $    32,215   $    29,748    $    31,248

STATED NET INCOME                         $     4,200    $     4,405   $     4,776    $     3,791   $     4,607    $     1,107

NONPERFORMING ASSETS                      $     1,029    $     2,074   $     1,846    $     3,264   $     2,220    $     2,658
NONPERFORMING ASSETS/TOTAL ASSETS                0.37%          0.68%         0.58%          0.92%         0.61%          0.73%

RATIOS:

RETURN ON AVERAGE ASSETS                         1.59%          1.53%         1.55%          1.11%         1.29%          1.23%
RETURN ON AVERAGE EQUITY                        16.54%         15.27%        15.03%         11.77%        15.49%         14.17%
TOTAL EQUITY TO ASSETS                           9.71%          9.90%        10.48%          7.98%         8.44%          8.75%
TANGIBLE EQUITY TO TANGIBLE ASSETS               9.71%          9.90%        10.48%          7.98%         8.44%          8.75%
DIVIDEND PAYOUT RATIO                            32.1%          35.4%         37.7%          50.2%         40.5%           0.0%

PER SHARE SUMMARY:

EARNINGS PER SHARE                        $      1.40    $      1.47   $      1.59    $      1.28   $      1.64    $      0.42
DIVIDENDS PER SHARE                       $      0.45    $      0.52   $      0.60    $      0.65   $      0.70    $      0.00
BOOK VALUE PER SHARE                      $      9.04    $     10.08   $     11.17    $      9.58   $     11.54    $     11.89
TANGIBLE BOOK VALUE PER SHARE             $      9.04    $     10.08   $     11.17    $      9.58   $     11.54    $     11.89

OTHER DATA:

COMMON SHARES OUTSTANDING                   3,000,000      3,000,000     3,000,000      2,945,000     2,666,650      2,666,650
AVERAGE SHARES OUTSTANDING (1)              3,000,000      3,000,000     3,000,000      2,972,500     2,805,825      2,666,650
COMMON DIVIDENDS PAID                     $     1,350    $     1,560   $     1,800    $     1,902   $     1,867    $         0

Note: Data from FRY 9-C filings and 10-K and 10-Q filings.

(1)   Average shares outstanding based on simple average shares outstanding.

TABLE 1.12
MERCHANTS BANCORP, INCORPORATED
PARENT-ONLY HISTORICAL PERFORMANCE SUMMARY  ($000)

                                           2000Y          2001Y          2002Y           2003Y          2004Y         YTD 03/05
                                         ---------      ---------      ----------      ---------      ---------      -----------
BALANCE SHEET

TOTAL CASH & BALANCES DUE                $     500      $     949      $      288      $     970      $      95      $       111
TOTAL SECURITIES                         $   4,545      $   4,516      $    3,996      $   2,631      $       0      $         0
NET LOANS & LEASES                       $     739      $     652      $   10,166      $   9,987      $   1,082      $     1,069
INVESTMENTS IN SUBS                      $  21,501      $  24,398      $   19,449      $  20,688      $  30,217      $    31,143
PREMISES & FIXED ASSETS                  $       0      $       0      $        0      $       0      $       0      $         0
OTHER ASSETS                             $      57      $      55      $       53      $     444      $      16      $        29
                                         ---------      ---------      ----------      ---------      ---------      -----------
TOTAL ASSETS                             $  27,342      $  30,570      $   33,952      $  34,720      $  31,410      $    32,352
                                         =========      =========      ==========      =========      =========      ===========

TOTAL DEPOSITS                           $       0      $       0      $        0      $       0      $       0      $         0
FED FUNDS & REPOS                        $       0      $       0      $        0      $       0      $       0      $         0
OTHER BORROWINGS                         $       0      $       0      $        0      $       0      $       0      $         0
OTHER LIABILITIES                        $     232      $     337      $      444      $   6,493      $     631      $       635
                                         ---------      ---------      ----------      ---------      ---------      -----------
TOTAL LIABILITIES                        $     232      $     337      $      444      $   6,493      $     631      $       635

COMMON STOCK                             $   2,000      $   2,000      $    2,000      $   2,000      $   2,000      $     2,000
SURPLUS                                  $   2,000      $   2,000      $    2,000      $   2,000      $   8,000      $     8,000
RETAINED EARNINGS                        $  22,861      $  25,706      $   28,682      $  30,571      $  27,311      $    28,418
OTHER COMPREHENSIVE INCOME               $     249      $     527      $      826      $     656      $     468      $       299
OTHER EQUITY CAPITAL COMPONENTS          $       0      $       0      $        0     -$   7,000     -$   7,000     -$     7,000
                                         ---------      ---------      ----------      ---------      ---------      -----------
TOTAL EQUITY                             $  27,110      $  30,233      $   33,508      $  28,227      $  30,779      $    31,717

TOTAL LIABILITIES & EQUITY               $  27,342      $  30,570      $   33,952      $  34,720      $  31,410      $    32,352
                                         =========      =========      ==========      =========      =========      ===========

                                           2000Y          2001Y           2002Y          2003Y          2004Y         YTD 03/05
                                         ---------      ---------      ----------      ---------      ---------      -----------
INCOME STATEMENT

INCOME FROM BANK SUBS
DIVIDEND INCOME                          $       0      $       0      $        0      $       0      $       0      $         0
INTEREST INCOME                          $       0      $       0      $        0      $     400      $      34      $         0
MGMT & SERVICE FEES                      $       0      $       0      $        0      $       0      $       0      $         0
OTHER INCOME                             $       0      $       0      $        0      $       0      $       0      $         0
                                         ---------      ---------      ----------      ---------      ---------      -----------
TOTAL INCOME                             $       0      $       0      $        0      $     400      $      34      $         0

SECURITIES GAINS                         $       1      $       0      $        0      $       0      $       0      $         0
ALL OTHER OPERATING INCOME               $     304      $     314      $      265      $     305      $     102      $        20
TOTAL OPERATING INCOME                   $     305      $     314      $      265      $     705      $     136      $        20

SALARY EXPENSE                           $       0      $       0      $        0      $       0      $       0      $         0
INTEREST EXPENSE                         $       0      $       0      $        0      $       0      $       0      $         0
ALL OTHER EXPENSES                       $       6      $      28      $       19      $      13      $      52      $         5
                                         ---------      ---------      ----------      ---------      ---------      -----------
TOTAL OPERATING EXPENSE                  $       6      $      28      $       19      $      13      $      52      $         5

INCOME BEFORE TAX & UNDISTR INCOME       $     299      $     286      $      246      $     692      $      84      $        15
INCOME TAXES                             $      91      $      89      $       78      $     206      $      24      $         3
EXTRAORDINARY ITEMS - NET                $       0      $       0      $        0      $       0      $       0      $         0
                                         ---------      ---------      ----------      ---------      ---------      -----------
INCOME BEFORE UNDISTR INCOME             $     208      $     197      $      168      $     486      $      60      $        12

EQUITY IN UNDISTR INCOME
  BANKS                                  $   3,993      $   4,208      $    4,608      $   3,305      $   4,547      $     1,095

NET INCOME                               $   4,201      $   4,405      $    4,776      $   3,791      $   4,607      $     1,107
                                         =========      =========      ==========      =========      =========      ===========

TOTAL DIVIDENDS                          $       0      $       0      $        0      $       0      $     960      $         0

TABLE 2.1
MERCHANTS BANCORP, INCORPORATED
DISCOUNTED CASH FLOW VALUE - PROJECTED PERFORMANCE  ($000)

                                     ACTUAL LTM                    PROJECTED 12-MONTH PERIOD ENDING:
BALANCE SHEET GROWTH:                 31-MAR-05     31-MAR-06     31-MAR-07     31-MAR-08     31-MAR-09     31-MAR-10
-----------------------------------  -----------   -----------   -----------   -----------   -----------   -----------
TOTAL ASSETS                         $   362,488   $   380,612   $   399,643   $   419,625   $   440,606   $   462,637
ASSET GROWTH                                 2.3%          5.0%          5.0%          5.0%          5.0%          5.0%
AVERAGE ASSETS                       $   359,926   $   371,550   $   390,128   $   409,634   $   430,116   $   451,622

INCOME STATEMENT PROJECTIONS:
NET INTEREST INCOME                  $    13,247   $    13,749   $    14,515   $    15,322   $    16,174   $    17,073
NONINTEREST INCOME                   $     1,942   $     2,042   $     2,144   $     2,251   $     2,364   $     2,482
NONINTEREST EXPENSE                  $     8,047   $     8,460   $     8,883   $     9,327   $     9,794   $    10,283
  SALARIES                           $     4,098   $     4,459   $     4,682   $     4,916   $     5,161   $     5,419
  OCCUPANCY                          $       925   $       936   $       983   $     1,032   $     1,084   $     1,138
  OTHER EXPENSES                     $     3,024   $     3,065   $     3,219   $     3,379   $     3,548   $     3,726
PROVISION                            $       703   $       725   $       750   $       775   $       800   $       825
SECURITIES GAINS                     $         0   $         0   $         0   $         0   $         0   $         0
PRE-TAX INCOME                       $     6,439   $     6,606   $     7,025   $     7,471   $     7,944   $     8,447
APPLICABLE TAXES (1)                 $     1,883   $     1,927   $     2,049   $     2,180   $     2,318   $     2,464
EXTRAORDINARY ITEMS                  $         0   $         0   $         0   $         0   $         0   $         0
NET INCOME                           $     4,556   $     4,679   $     4,976   $     5,292   $     5,627   $     5,983
% CHANGE                                                   2.7%          6.4%          6.3%          6.3%          6.3%

INCOME STATEMENT RATIOS:
NET INTEREST INCOME                         3.68%         3.70%         3.72%         3.74%         3.76%         3.78%
NET INTEREST INCOME (TE)                    3.78%         3.80%         3.82%         3.84%         3.86%         3.88%
NONINTEREST INCOME                          0.54%         0.55%         0.55%         0.55%         0.55%         0.55%
NONINTEREST EXPENSE                         2.24%         2.28%         2.28%         2.28%         2.28%         2.28%
  SALARIES                                  1.14%         1.20%         1.20%         1.20%         1.20%         1.20%
  OCCUPANCY                                 0.26%         0.25%         0.25%         0.25%         0.25%         0.25%
  OTHER EXPENSES                            0.84%         0.83%         0.83%         0.83%         0.83%         0.83%
PROVISION                                   0.20%         0.20%         0.19%         0.19%         0.19%         0.18%
SECURITIES GAINS                            0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
PRE-TAX INCOME                              1.79%         1.78%         1.80%         1.82%         1.85%         1.87%
APPLICABLE TAXES (1)                        0.52%         0.52%         0.53%         0.53%         0.54%         0.55%
EXTRAORDINARY ITEMS                         0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
NET INCOME                                  1.27%         1.26%         1.28%         1.29%         1.31%         1.32%

FOOTNOTE:
-------------
(1) BASED ON EFFECTIVE TAX RATE OF:        29.17%
    AND TAX EXEMPT INCOME OF:        $     1,029   $     1,062   $     1,115   $     1,171   $     1,230   $     1,291

Note: Net Interest Income (TE) based on 35% marginal tax rate.

TABLE 2.2
MERCHANTS BANCORP, INCORPORATED
DISCOUNTED CASH FLOW VALUE - INPUT AND RESULTS  ($000)

                                 INPUT VARIABLES

DATE OF VALUATION                                                     31-Mar-05
SHARES OUTSTANDING                                                    2,666,650
TOTAL ASSETS                                                     $      362,488
TOTAL EQUITY CAPITAL EXCLUDING FASB 115                          $       31,418
REQUIRED EQUITY TO ASSETS RATIO                                            7.50%
  CURRENT RATIO:                                     8.67%
AFTER-TAX RETURN ON EXCESS CAPITAL                                        2.500%
DISCOUNT RATE                                                            12.000%

                           RESULTS OF INPUT VARIABLES

REQUIRED EQUITY CAPITAL                                                 $ 26,844
EXCESS CAPITAL                                                          $  4,574
EARNINGS ON EXCESS CAPITAL                                              $    114
PROJECTED PERIOD 1 NET INCOME                                           $  4,679
ADJUSTED PERIOD 1 NET INCOME                                            $  4,564
ADJUSTED TOTAL ASSETS                                                   $357,914

                ADJUSTMENTS TO NET INCOME BASED ON EXCESS CAPITAL

          EXCESS CAPITAL   PROJECTED     ADJUSTMENTS TO     ADJUSTED
PERIOD     (CASH FLOW)     NET INCOME      NET INCOME      NET INCOME
------    --------------   ----------    --------------    ----------
ACTUAL         $4,574
  1            $3,222        $4,679          $  114         $  4,564
  2            $3,452        $4,976          $  114         $  4,862
  3            $3,697        $5,292          $  114         $  5,177
  4            $3,959        $5,627          $  114         $  5,512
  5            $4,237        $5,983          $  114         $  5,868

                       DISCOUNTED CASH FLOW VALUE RESULTS

PERIOD FIVE ADJUSTED NET INCOME                        $ 5,868
CAPITALIZATION RATE                                       9.00%
RESIDUAL VALUE                                         $65,204
RESIDUAL VALUE AS A % OF BOOK VALUE                     190.32%

PRESENT VALUE OF RESIDUAL VALUE                        $36,999
PRESENT VALUE OF CASH FLOW                             $18,416
                                                       -------
AGGREGATE PRESENT VALUE                                $55,415
                                                       -------

PER SHARE VALUE                                        $ 20.78
AS A % OF EQUITY                                           175%
AS A MULTIPLE OF PERIOD 1 EARNINGS                        11.8

TABLE 2.3
MERCHANTS BANCORP, INCORPORATED
DISCOUNTED CASH FLOW VALUE - OTHER ADJUSTMENTS

PRE-ADJUSTMENT VALUE                                         31-MAR-05
--------------------                                         ---------
  Indication of Value                                        $   20.78

ADJUSTMENTS
  Effect of Stock Options on a Per Share Basis               $    0.00

DCF VALUE RESULTS AFTER ADJUSTMENTS

INDICATION OF VALUE                         $ 20.78
% OF BOOK VALUE                                 175%
% OF TANGIBLE BOOK VALUE                        175%
MULTIPLE OF LTM EPS (1)                        12.2

(1) LTM EPS based on net income of $4.6 million and average shares of 2,666,650.

TABLE 3.1
MERCHANTS BANCORP, INCORPORATED
NET ASSET VALUE - SUMMARY

                                                                      31-MAR-05
                                                                      ---------
STATED BOOK VALUE ($000)                                               $31,717
                                                           PREMIUM               ADJUSTMENT
     ADJUSTMENTS                                          (DISCOUNT)               SOURCE
                                                          ----------             -----------
     Securities (Held-to-Maturity)                        $       0                    FRY-9C
     Loans and Leases (Yield Basis Adjustment)            $     657                 Table 3.2
     Credit Quality Adjustment                            $       0              See Note (1)
     Premises and Fixed Assets                            $       0
     Other Real Estate Owned                             ($     106)                Table 3.3
     Intangible Assets (Excluding MSRs)                   $       0                    FRY-9C
     Other Assets (FASB 115 Deferred Tax Asset)           $       0
     Time Deposits                                       ($     437)                Table 3.4
     Borrowings                                          ($     561)                Table 3.5
     Other Liabilities (FASB 115 Deferred Tax Liability)  $       0
     TOTAL BALANCE SHEET ADJUSTMENTS                     ($     447)

    ADDITIONAL ADJUSTMENTS
     Core Deposit Value                                   $   5,933                 Table 3.6
     Other Adjustments                                    $       0
     TOTAL ADDITIONAL ADJUSTMENTS                         $   5,933

    TOTAL ADJUSTMENTS                                                 $  5,486

NET ASSET VALUE                                                       $ 37,203
PER SHARE                                                             $  13.95
NET ASSET VALUE/STATED BOOK VALUE                                          117%

(1) Loan loss reserve assumed to be adequately funded. No adjustment made.

TABLE 3.2
MERCHANTS BANCORP, INCORPORATED
NET ASSET VALUE - LOAN PORTFOLIO VALUATION SUMMARY ($000)

                                          PREMIUM
        STATED BOOK VALUE  MARKET VALUE  (DISCOUNT)
        -----------------  ------------  ----------
TOTALS      $294,605        $295,262       $657

                                                                TOTAL LOANS
                                                                -----------
STATED BOOK VALUE                                                 $294,605
ESTIMATED AVERAGE REPRICING PERIOD (YEARS)                            2.41
ESTIMATED AVERAGE MATURITY PERIOD (YEARS)                             4.82
BANK YIELD ON TOTAL LOANS (1)                                         6.39%
MARKET YIELD ON TOTAL LOANS (2)                                       6.20%
DISCOUNT RATE                                                        12.00%
PROJECTED MONTHLY CASH FLOW @ BANK YIELD (3)                      $  5,930
PROJECTED MONTLY CASH FLOW @ MARKET YIELD (3)                     $  5,904
ACTUAL VS. MARKET CASH FLOW PER MONTH                             $     26
PRESENT VALUE OF POSITIVE (NEGATIVE) CASH FLOW                    $    657
MARKET VALUE OF TERM LOAN CATEGORY                                $295,262

          ACTUAL VS. MARKET    PRESENT VALUE OF ACTUAL
         CASH FLOW PER YEAR     VS. MARKET CASH FLOW
YEAR  DURING REPRICING PERIOD  DURING REPRICING PERIOD
----  -----------------------  -----------------------
 1             $315                    $297
 2             $315                    $264
 3             $129                    $ 97
 4             $  0                    $  0
 5             $  0                    $  0
 6             $  0                    $  0
 7             $  0                    $  0

(1) BASED ON 03/31/05 CALL REPORT DATA AND INTERNAL REPORTS.

(2) BASED ON NATIONAL AVERAGES FROM BANXQUOTE.COM.

(3) ORDINARY ANNUITY CALCULATION UTILIZING THE AVERAGE MATURITY PERIOD.

TABLE 3.3
MERCHANTS BANCORP, INCORPORATED
NET ASSET VALUE - DISCOUNT TO OTHER REAL ESTATE ($000)

BANK MANAGEMENT'S ESTIMATE OF LOSS

                     AGGREGATE      MANAGEMENT'S
TYPE OF ASSET      DOLLAR AMOUNT  ESTIMATE OF LOSS
-----------------  -------------  ----------------
OTHER REAL ESTATE     $1,064            $0
                      ------            --

    TOTALS            $1,064            $0
                      ------            --

AUSTIN ASSOCIATES' ADDITIONAL DISCOUNTS

                     AGGREGATE    DISCOUNT   DISCOUNT
TYPE OF ASSET      DOLLAR AMOUNT  (PERCENT)  (DOLLARS)
-----------------  -------------  ---------  ---------
OTHER REAL ESTATE     $1,064        10.00%     $106
                      ------        -----      ----

    TOTALS            $1,064                   $106
                      ------                   ----

  TOTAL DISCOUNT      $  106
                      ======

TABLE 3.4
MERCHANTS BANCORP, INCORPORATED
NET ASSET VALUE - CERTIFICATES OF DEPOSIT VALUATION SUMMARY ($000)

                                                   PREMIUM
DEPOSIT TYPE     STATED BOOK VALUE  MARKET VALUE  (DISCOUNT)
---------------  -----------------  ------------  ----------
JUMBO C.D.S           $ 35,083        $ 35,187    ($    104)

ALL OTHER C.D.S       $105,355        $105,688    ($    333)
                      --------        --------    ---------

TOTALS                $140,438        $140,875    ($    437)

NOTE: THE MARKET VALUE FOR DEPOSIT LIABILITIES WILL BE LESS THAN BOOK VALUE WHEN THE MARKET INTEREST RATE EXCEEDS THE BANK INTEREST RATE.

                                                  JUMBO C.D.S    ALL OTHER C.D.S
                                                  -----------    ---------------
STATED BOOK VALUE                                 $   35,083       $ 105,355
ESTIMATED AVERAGE MATURITY (YEARS)                      1.18            1.15
BANK RATE (1)                                           3.02%           2.89%
MARKET RATE (1)                                         2.75%           2.60%
DISCOUNT RATE                                          12.00%          12.00%
PROJECTED ANNUAL INTEREST -  BANK RATES (2)       $    1,060       $   3,049
PROJECTED ANNUAL INTEREST - MARKET RATES (2)      $      965       $   2,739
ACTUAL VS. MARKET INTEREST PAID                  ($       95)     ($     310)
PRESENT VALUE OF POSITIVE (NEGATIVE) CASH FLOW   ($      104)     ($     333)
MARKET VALUE OF CD CATEGORY                       $   35,187       $ 105,688

      ACTUAL VS. MARKET ANNUAL INTEREST PAID  PRESENT VALUE OF ACTUAL VS. MARKET INTEREST PAID
      --------------------------------------  ------------------------------------------------
YEAR  JUMBO C.D.S            ALL OTHER C.D.S  JUMBO C.D.S                      ALL OTHER C.D.S
----  -----------            ---------------  -----------                      ---------------
 1     ($  95)                   ($ 310)       ($  90)                             ($ 293)
 2     ($  17)                   ($  48)       ($  14)                             ($  40)
 3      $   0                     $   0         $   0                               $   0
 4      $   0                     $   0         $   0                               $   0
 5      $   0                     $   0         $   0                               $   0

(1) BANK RATES CALCULATED FROM INTERNAL REPORTS AND 03/31/05 CALL REPORT; MARKET RATES ARE ESTIMATED BASED ON NATIONAL AVERAGES FROM BANXQUOTE.COM.

(2)   ASSUMES SIMPLE INTEREST PAID ANNUALLY.

TABLE 3.5
MERCHANTS BANCORP, INCORPORATED
NET ASSET VALUE - DETAIL ON BORROWINGS  ($000)

                                                  PREMIUM
BORROWING TYPE  STATED BOOK VALUE  MARKET VALUE  (DISCOUNT)
--------------  -----------------  ------------  ----------
OVERNIGHT            $     0         $     0       $    0

FHLB - TERM          $38,949         $39,510      ($  561)
                     -------         -------      -------

TOTALS               $38,949         $39,510      ($  561)

NOTE: THE MARKET VALUE FOR BORROWINGS WILL BE LESS THAN BOOK VALUE WHEN THE MARKET INTEREST RATE EXCEEDS THE BANK INTEREST RATE.

                                                   OVERNIGHT     FHLB - TERM
                                                   ---------     -----------
STATED BOOK VALUE                                  $      0       $ 38,949
ESTIMATED AVERAGE MATURITY (YEARS)                     0.00           3.79
BANK RATE (1)                                          0.00%          4.22%
MARKET RATE (1)                                        0.00%          3.75%
DISCOUNT RATE                                         12.00%         12.00%
PROJECTED ANNUAL INTEREST -  BANK RATES (2)        $      0       $  1,644
PROJECTED ANNUAL INTEREST - MARKET RATES (2)       $      0       $  1,461
ACTUAL VS. MARKET INTEREST PAID                    $      0      ($    183)
PRESENT VALUE OF POSITIVE (NEGATIVE) CASH FLOW     $      0      ($    561)
MARKET VALUE OF CD CATEGORY                        $      0       $ 39,510

      ACTUAL VS. MARKET ANNUAL INTEREST PAID  PRESENT VALUE OF ACTUAL VS. MARKET INTEREST PAID
      --------------------------------------  ------------------------------------------------
YEAR  OVERNIGHT                  FHLB - TERM  OVERNIGHT                            FHLB - TERM
----  ---------                  -----------  ---------                            -----------
 1      $   0                      ($ 183)      $   0                                ($ 173)
 2      $   0                      ($ 183)      $   0                                ($ 154)
 3      $   0                      ($ 183)      $   0                                ($ 137)
 4      $   0                      ($ 146)      $   0                                ($  97)
 5      $   0                       $   0       $   0                                 $   0

(1)   BANK RATES CALCULATED FROM 03/31/05 CALL REPORT;

MARKET RATES ARE BASED ON FHLB RATES AS OF MARCH 31, 2005 FOR EQUIVALENT TERM OF BORROWINGS.

(2)   ASSUMES SIMPLE INTEREST PAID ANNUALLY.

TABLE 3.6
MERCHANTS BANCORP, INCORPORATED
NET ASSET VALUE - CORE DEPOSIT VALUE ($000)

                                                MONEY
                            DEMAND    N.O.W.    MARKET   SAVINGS
                           DEPOSITS  DEPOSITS  DEPOSITS  DEPOSITS
                           --------  --------  --------  --------
TOTAL BALANCE              $30,440   $64,875   $19,751   $27,449
INVESTABLE BALANCE (1)       83.19%    86.72%    99.43%    99.33%

INVESTED                   $25,323   $56,260   $19,638   $27,265
ASSUMED YIELD (2)             6.05%     6.05%     6.05%     6.05%

INCOME                     $ 1,533   $ 3,405   $ 1,188   $ 1,650
SERVICE CHARGE INCOME (2)  $ 1,162   $     0   $     0   $     0

TOTAL INCOME               $ 2,695   $ 3,405   $ 1,188   $ 1,650

OPERATING EXPENSE (1)        4.670%    2.600%    0.680%    1.980%
INTEREST EXPENSE (2)         0.000%    1.180%    1.500%    1.250%
  TOTAL EXPENSE              4.670%    3.780%    2.180%    3.230%

EXPENSES                   $ 1,422   $ 2,452   $   431   $   887

BEFORE TAX INCOME          $ 1,273   $   952   $   758   $   763
TAX RATE                        40%       40%       40%       40%

AFTER TAX INCOME           $   764   $   571   $   455   $   458
                           -------   -------   -------   -------

AGGREGATE INCOME                     $ 2,248
                                     =======

                               DEPLETION SCHEDULE

            BALANCE      AVERAGE   ESTIMATED  P.V.I.F.  PRESENT
PERIOD  BEG. OF  PERIOD  BALANCE    INCOME     12.00%    VALUE
------  ---------------  --------  ---------  --------  --------
   1        $142,515     $129,559  $   2,044   0.9434   $  1,928
   2        $116,603     $104,943  $   1,655   0.8396   $  1,390
   3        $ 93,283     $ 82,918  $   1,308   0.7473   $    977
   4        $ 72,553     $ 63,484  $   1,001   0.6651   $    666
   5        $ 54,415     $ 46,641  $     736   0.5919   $    435
   6        $ 38,868     $ 32,390  $     511   0.5268   $    269
   7        $ 25,912     $ 20,729  $     327   0.4688   $    153
   8        $ 15,547     $ 11,660  $     184   0.4173   $     77
   9        $  7,774     $  5,182  $      82   0.3714   $     30
  10        $  2,591     $  1,296  $      20   0.3305   $      7
  11        $      0     $      0  $       0   0.2942   $      0

ESTIMATED VALUE OF CORE DEPOSIT ACCOUNTS                $  5,933

ESTIMATED VALUE AS PERCENT OF CORE DEPOSITS                 4.16%

(1) CALCULATION BASED ON THE FEDERAL RESERVE'S FUNCTIONAL COST AND PROFIT ANALYSIS.

(2)   BASED ON 03/31/05 CALL REPORT DATA AND INTERNAL REPORTS.

TABLE 3.7
MERCHANTS BANCORP, INCORPORATED
NET ASSET VALUE - OTHER ADJUSTMENTS

                                                                       31-MAR-05
                                                                       ---------
PRE-ADJUSTMENT VALUE
        Indication of Value                                            $  13.95

ADJUSTMENTS
        Effect of Stock Options on a Per Share Basis                   $   0.00

NET ASSET VALUE RESULTS AFTER ADJUSTMENTS
        INDICATION OF VALUE                                            $  13.95
        % OF BOOK VALUE                                                     117%
        % OF TANGIBLE BOOK VALUE                                            117%
        MULTIPLE OF LTM EPS (1)                                             8.2

(1) LTM EPS based on net income of $4.6 million and average shares of 2,666,650.

TABLE 4.1
NATIONAL BANK SUMMARY STATISTICS
MINORITY SHARE PRICING AS OF 03/31/05*

                                                TANGIBLE  LTM     LTM    AVERAGE  AVERAGE
                            #         TOTAL     EQUITY/   CORE    CORE    PRICE/   PRICE/  PRICE/LTM  1-YEAR  3-MONTH
BY ASSETS                INCLUDED     ASSETS     ASSETS   ROAA    ROAE     BOOK   TG BOOK  CORE EPS   CHANGE   CHANGE
-----------------------  --------  -----------  --------  -----  ------  -------  -------  ---------  ------  -------
> 5.0 Billion               84     $13,524,277    6.60%   1.30%  14.79%    229%     311%      16.1     2.20%   -8.68%
1-5 Billion                152     $ 1,752,913    7.25%   1.15%  12.94%    207%     256%      17.2     1.48%   -7.57%
500 Million - 1 Billion    162     $   660,987    8.22%   1.03%  11.68%    200%     219%      17.5     5.90%   -1.28%
300 - 500 MILLION          148     $   385,813    8.20%   0.93%  11.16%    190%     199%      18.4     6.26%    0.00%
100 - 300 Million          287     $   182,089    9.13%   0.83%   9.21%    175%     178%      20.5    10.55%    0.00%
< 100 Million               86     $    66,442   12.58%   0.36%   4.16%    156%     159%      24.5     6.25%    0.00%

BY LTM CORE ROAE
> 15%                      139     $ 1,453,122    7.28%   1.40%  17.20%    260%     295%      16.2     6.25%   -6.72%
10 - 15%                   347     $   512,638    7.91%   1.06%  12.21%    197%     226%      16.8     6.88%   -2.25%
5 - 10%                    241     $   298,395    8.90%   0.75%   7.91%    164%     180%      21.7     3.12%    0.00%
< 5%                       101     $   135,724    9.42%   0.17%   1.88%    148%     158%      41.2     4.67%    0.00%

BY REGION
Mid Atlantic               231     $   338,590    8.71%   0.98%  10.49%    189%     214%      17.4     0.41%   -1.28%
MIDWEST                    197     $   611,685    8.39%   0.94%  10.65%    177%     199%      16.8     3.35%   -1.74%
New England                 50     $   368,808    7.81%   0.96%  11.34%    199%     227%      17.7     2.46%   -1.91%
Southeast                  228     $   374,061    8.00%   0.89%  10.24%    185%     205%      18.9     7.65%    0.00%
Southwest                   35     $ 1,069,941    7.18%   0.96%  12.37%    183%     239%      17.8     6.52%   -2.87%
West                       184     $   273,624    8.42%   1.08%  12.09%    227%     249%      19.1    18.87%   -0.96%

[BAR CHART]
[BAR CHART]

                              COMPANY'S PERFORMANCE

2000 - 2004 AVERAGE                                       14.82%
LTM 03/31/05                                              14.96%

Note: Company's performance based on stated net income.

*Excludes M&A targets and based on median statistics unless noted.

TABLE 4.2
SELECTIVE PUBLICLY TRADED BANKS IN THE MIDWEST
WITH ASSETS BETWEEN $250 MILLION - $600 MILLION

ADDITIONAL CRITERIA:
LTM CORE ROAE 12.00% - 18.00%

FINANCIAL PERFORMANCE

                                                                    MRQ        MRQ       LTM      LTM    LTM       LTM       MRQ
                                                                  TOTAL    TG EQUITY/  CORE EPS   CORE   CORE   EFFICIENCY  NPAS/
                                                                 ASSETS    TG ASSETS    GROWTH    ROAA   ROAE      RATIO    ASSETS
  COMPANY NAME                    CITY                ST          ($000)       (%)       (%)      (%)    (%)        (%)       (%)
--------------------------------  -----------  ---------------  ---------  ----------  --------  -----  ------  ----------  ------
1 FNBH Bancorp Inc.               Howell              MI         $456,603    10.01%      2.3%    1.36%  14.00%    56.30%     0.56%
2 Mid-Wisconsin Financial         Medford             WI         $410,817     8.67%     10.4%    1.15%  12.96%    58.04%     0.41%
3 First Bankers Trustshares Inc.  Quincy              IL         $407,367     4.74%      7.0%    0.92%  14.34%    61.42%     0.46%
4 Iowa First Bancshares Corp.     Muscatine           IA         $370,304     6.81%      3.3%    0.90%  13.37%    60.23%     0.56%
5 Heartland Banccorp              Gahanna             OH         $366,733     8.31%      7.5%    1.14%  13.78%    66.47%     0.93%
6 Keweenaw Financial Corp         Hancock             MI         $364,506     8.42%       NA     1.14%  13.92%    56.23%     0.67%
7 F.S. Bancorp                    LaGrange            IN         $325,637     9.37%       NA     1.27%  13.72%    57.17%     0.12%
8 Southern Michigan Bancorp       Coldwater           MI         $313,012     8.36%     27.2%    1.08%  12.96%    71.61%       NA
9 Middlefield Banc Corp.          Middlefield         OH         $291,214     8.52%     17.4%    1.19%  13.62%    58.83%     0.42%

                                                       AVERAGE   $367,355     8.13%     10.7%    1.13%  13.63%    60.70%     0.52%
                                                        MEDIAN   $366,733     8.42%      7.5%    1.14%  13.72%    58.83%     0.51%

                                               25TH PERCENTILE   $325,637     8.31%      5.2%    1.08%  13.37%    57.17%     0.42%
                                               75TH PERCENTILE   $407,367     8.67%     13.9%    1.19%  13.92%    61.42%     0.59%

MERCHANTS BANCORP, INC.  (1)                                     $362,488     8.75%     25.2%    1.27%  14.96%    52.98%     0.73%

(1)   Financial performance based on stated net income.

STOCK PERFORMANCE

                                                                           1-YEAR                              1-YEAR
                                                                 03/31/05   PRICE  PRICE/   PRICE/  PRICE/LTM  AVERAGE   MONTHLY
                                                                  CLOSING  CHANGE   BOOK   TG BOOK  CORE EPS   MONTHLY    VOLUME
  COMPANY NAME                    EXCHANGE          TICKER          PRICE   (%)     (%)      (%)       (X)     VOLUME   TO SHARES
--------------------------------  ----------   ---------------   --------  ------  ------  -------  ---------  -------  ---------
1 FNBH Bancorp Inc.               OTC BB            FNHM         $ 30.10    9.5%    209%     209%      15.8    15,026     0.47%
2 Mid-Wisconsin Financial         OTC BB            MWFS         $ 35.90   21.7%    170%     172%      13.7     2,992     0.18%
3 First Bankers Trustshares Inc.  Pink Sheet        FBTT         $ 22.25   23.6%    200%     244%      14.3     6,666     0.33%
4 Iowa First Bancshares Corp.     OTC BB            IFST         $ 37.70   17.8%    203%     207%      15.5    17,820     1.29%
5 Heartland Banccorp              OTC BB            HLAN         $ 38.50   -0.5%    181%     183%      15.3     1,782     0.12%
6 Keweenaw Financial Corp         Pink Sheet        KEFI         $121.25     NA     139%     140%        NA       594     0.17%
7 F.S. Bancorp                    Pink Sheet        FXLG         $ 53.00    7.1%    195%     195%        NA     1,562     0.14%
8 Southern Michigan Bancorp       OTC BB            SOMC         $ 26.12    8.9%    178%     183%      14.0     3,960     0.22%
9 Middlefield Banc Corp.          Pink Sheet        MBCN         $ 38.00   25.7%    198%     198%      14.9     2,706     0.21%

                                                                  AVERAGE  14.2%    186%     192%      14.8     5,901     0.35%
                                                                   MEDIAN  13.6%    195%     195%      14.9     2,992     0.21%

                                                          25TH PERCENTILE   8.4%    178%     183%      14.1     1,782     0.17%
                                                          75TH PERCENTILE  22.2%    200%     207%      15.4     6,666     0.33%

TABLE 4.3
SELECTIVE PUBLICLY TRADED BANKS IN THE NATION
WITH ASSETS BETWEEN $300 MILLION - $500 MILLION

ADDITIONAL CRITERIA:
LTM CORE ROAE 14.00% - 16.00%

FINANCIAL PERFORMANCE

                                                                  MRQ         MRQ       LTM     LTM     LTM       LTM       MRQ
                                                                 TOTAL    TG EQUITY/  CORE EPS  CORE    CORE   EFFICIENCY   NPAS/
                                                                 ASSETS   TG ASSETS    GROWTH   ROAA    ROAE      RATIO    ASSETS
   COMPANY NAME                    CITY                ST        ($000)       (%)       (%)      (%)     (%)       (%)       (%)
---------------------------------  --------------  -----------  --------  ----------  --------  -----  ------  ----------  ------
 1 FNBH Bancorp Inc.               Howell              MI       $456,603    10.01%       2.3%   1.36%  14.00%    56.30%     0.56%
 2 Bank of Commerce Holdings       Redding             CA       $438,545     7.97%      15.6%   1.22%  15.37%    54.88%     0.54%
 3 First Litchfield Financial      Litchfield          CT       $427,140     5.46%      31.9%   0.82%  15.41%    65.67%     0.24%
 4 First Bankers Trustshares Inc.  Quincy              IL       $407,367     4.74%       7.0%   0.92%  14.34%    61.42%     0.46%
 5 Eagle Financial Services Inc.   Berryville          VA       $397,583     7.78%      10.5%   1.18%  14.85%    63.28%     0.05%
 6 Central Virginia Bankshares     Powhatan            VA       $379,276     8.23%      11.3%   1.13%  14.12%    60.85%     0.26%
 7 BCB Bancorp Inc                 Bayonne             NJ       $378,289     6.88%      47.7%   1.03%  14.25%    53.08%     0.27%
 8 Saehan Bancorp                  Los Angeles         CA       $368,739    10.17%      40.0%   1.54%  14.12%    60.67%     0.51%
 9 Merrill Merchants Bancshares    Bangor              ME       $368,690     8.39%      11.5%   1.34%  15.73%    59.29%     0.15%
10 Union Bankshares Inc.           Morrisville         VT       $359,529    11.79%       6.2%   1.65%  14.08%    59.75%     0.73%
11 East Penn Financial Corp.       Emmaus              PA       $359,414     6.03%      26.3%   0.92%  15.92%    63.61%     0.30%
12 Jeff Davis Bancshares Inc.      Jennings            LA       $358,508     9.98%        NA    1.49%  14.29%    59.48%     0.38%
13 Honat Bancorp                   Honesdale           PA       $339,164     9.45%        NA    1.34%  14.83%    52.94%     0.99%
14 1st Constitution Bancorp        Cranbury            NJ       $335,830     7.98%      19.7%   1.21%  15.47%    59.93%     0.33%
15 Georgia-Carolina Bancshares     Augusta             GA       $305,088     7.99%     -33.2%   1.25%  15.67%    70.52%     0.58%
16 Factory Point Bancorp Inc.      Manchester Ctr      VT       $304,484     7.69%      15.0%   1.20%  14.83%    61.23%     0.17%

                                                       AVERAGE  $374,016     8.16%      15.1%   1.23%  14.83%    60.18%     0.41%
                                                        MEDIAN  $368,715     7.99%      13.3%   1.22%  14.83%    60.30%     0.36%

                                               25TH PERCENTILE  $353,672     7.49%       7.9%   1.11%  14.22%    58.54%     0.26%
                                               75TH PERCENTILE  $400,029     9.58%      24.7%   1.35%  15.43%    61.89%     0.55%

   MERCHANTS BANCORP, INC.  (1)                                 $362,488     8.75%      25.2%   1.27%  14.96%    52.98%     0.73%

(1)   Financial performance based on stated net income.

STOCK PERFORMANCE

                                                                 1-YEAR                              1-YEAR
                                                       03/31/05   PRICE  PRICE/   PRICE/  PRICE/LTM  AVERAGE   MONTHLY
                                                        CLOSING  CHANGE   BOOK   TG BOOK  CORE EPS   MONTHLY   VOLUME
   COMPANY NAME                    EXCHANGE    TICKER   PRICE      (%)     (%)      (%)      (X)     VOLUME   TO SHARES
---------------------------------  ----------  ------  --------  ------  ------  -------  ---------  -------  ---------
 1 FNBH Bancorp Inc.               OTC BB      FNHM    $  30.10    9.5%   209%     209%     15.8      15,026    0.47%
 2 Bank of Commerce Holdings       NASDAQ      BOCH    $  10.25    9.8%   240%     243%     18.0      28,710    0.34%
 3 First Litchfield Financial      OTC BB      FLFL    $  30.00   31.3%   260%     260%     18.2      18,392    0.91%
 4 First Bankers Trustshares Inc.  Pink Sheet  FBTT    $  22.25   23.6%   200%     244%     14.3       6,666    0.33%
 5 Eagle Financial Services Inc.   OTC BB      EFSI    $  44.50   -7.8%   215%     217%     15.5       8,338    0.55%
 6 Central Virginia Bankshares     NASDAQ      CVBK    $  27.80    4.8%   200%     202%     15.3      24,464    1.08%
 7 BCB Bancorp Inc                 OTC BB      BCBP    $  19.65   -9.0%   226%     226%     16.6      10,318    0.34%
 8 Saehan Bancorp                  OTC BB      SAEB    $  23.74   68.5%   297%     297%     24.2       4,092    0.09%
 9 Merrill Merchants Bancshares    NASDAQ      MERB    $  22.85   -6.2%   251%     254%     16.7      72,226    2.10%
10 Union Bankshares Inc.           AMEX        UNB     $  22.20  -11.0%   238%     238%     17.4      11,990    0.26%
11 East Penn Financial Corp.       NASDAQ      EPEN    $   8.87   -4.1%   258%     258%     17.6      41,734    0.66%
12 Jeff Davis Bancshares Inc.      Pink Sheet  JDVB    $  40.00     NA    167%     175%       NA           -    0.00%
13 Honat Bancorp                   OTC BB      HONT    $ 325.00   41.3%   267%     267%       NA         814    0.31%
14 1st Constitution Bancorp        NASDAQ      FCCY    $  19.89   33.2%   245%     245%     17.7      97,020    2.93%
15 Georgia-Carolina Bancshares     OTC BB      GECR    $  22.25    5.7%   242%     242%     18.4      13,618    0.51%
16 Factory Point Bancorp Inc.      OTC BB      FAPB    $  23.00   19.8%   292%     321%     20.4      22,022    0.68%

                                                        AVERAGE   13.9%   238%     244%     17.6      23,464    0.72%
                                                         MEDIAN    9.5%   241%     243%     17.5      14,322    0.49%

                                                25TH PERCENTILE   -5.2%   213%     224%     16.0       7,920    0.32%
                                                75TH PERCENTILE   27.4%   258%     258%     18.1      25,526    0.74%

TABLE 4.4
GUIDELINE TRANSACTIONS
BASED ON MINORITY SHARE LEVEL

                                                       SELECTED
PRICE/TANGIBLE BOOK VALUATION                          MULTIPLE  RESULTS
-----------------------------------------------------  --------  -------
Merchants Bancorp, Inc. Tangible Book Value (3/31/05)            $ 11.89
Guideline Price/Tangible Book                            200%

INDICATION OF VALUE--PRICE/TANGIBLE BOOK APPROACH                $ 23.79

                                                       SELECTED
PRICE/EARNINGS VALUATION                               MULTIPLE  RESULTS
-----------------------------------------------------  --------  -------
Merchants Bancorp, Inc. LTM EPS (3/31/05)                        $  1.71
Guideline Price/Earnings                                15.0

INDICATION OF VALUE--PRICE/EARNINGS APPROACH                     $ 25.63

TABLE 5.1
NATIONAL BANK SUMMARY STATISTICS
SALE OF CONTROL PRICING AS OF 03/31/04 - 03/31/05*

                                  TOTAL     TANGIBLE                 AVERAGE  AVERAGE
                                 ASSETS      EQUITY/   YTD    YTD    PRICE/    PRICE/   PRICE/    PREM/
DEALS BY SELLER'S ASSETS   #     ($000)      ASSETS   ROAA    ROAE    BOOK    TG BOOK  LTM EPS  CORE DEP
------------------------  --   -----------  --------  -----  -----   -------  -------  -------  --------
> 5.0 Billion              7   $23,038,522    6.95%   1.36%  13.74%    266%     372%     18.5     31.1%
1-5 Billion               13   $ 1,425,594    7.28%   1.06%  12.53%    266%     318%     25.9     24.0%
500 Million - 1 Billion   16   $   633,330    7.27%   0.97%  11.30%    272%     296%     23.2     23.5%
300 - 500 MILLION         14   $   381,179    8.49%   0.96%  11.33%    276%     286%     24.6     21.5%
100 - 300 Million         68   $   161,812    7.97%   0.81%   9.95%    240%     241%     24.9     16.8%
< 100 Million             88   $    48,369    9.25%   0.61%   6.07%    180%     183%     20.6      9.5%

DEALS BY SELLER'S ROAE
> 15%                     20   $   499,017    7.62%   1.42%  19.44%    304%     328%     19.0     23.8%
10% - 15%                 70   $   190,476    7.93%   1.01%  12.02%    251%     266%     21.7     18.6%
5% - 10%                  58   $   119,565    8.55%   0.70%   7.99%    229%     242%     28.8     17.1%
< 5%                      57   $    67,061    9.37%   0.05%   0.42%    160%     163%     36.4      7.4%

DEALS BY REGION
Mid Atlantic              18   $   379,809    7.86%   0.77%   9.93%    250%     267%     25.7     22.2%
MIDWEST                   74   $    75,732    9.00%   0.68%   6.57%    182%     192%     19.2      8.8%
New England                4   $   837,480    7.17%   0.99%  12.92%    243%     324%     17.8     18.5%
Southeast                 51   $   125,830    8.06%   0.75%   9.55%    252%     259%     29.1     18.9%
Southwest                 33   $    97,694    7.68%   0.82%   9.02%    238%     258%     24.6     18.5%
West                      29   $   122,769    8.68%   0.92%  11.75%    257%     265%     22.1     19.6%

[BAR CHART]
[BAR CHART]

                              COMPANY'S PERFORMANCE

2000 - 2004 AVERAGE                                         14.82%
LTM 03/31/05                                                14.96%

Note: Company's performance based on stated net income.

*Based on median statistics unless noted and excludes terminated deals and S-Corporation selling companies have been adjusted to C-Corporation status (including pricing multiples) using 35% tax rate.

TABLE 5.2
SELECTIVE BANK SALE TRANSACTIONS IN THE MIDWEST
ANNOUNCED FROM 01/01/2004 - 03/31/2005

CRITERIA:
Assets between $200 Million - $750 Million
YTD ROAE > 10.00%
Complete Pricing Information Available
Excludes Terminated Deals

                                                                         SELLER FINANCIAL STATISTICS            DEAL STATISTICS
                                                              -------------------------------------------   ------------------------
                                                                         TANGIBLE
                                                               TOTAL      EQUITY/                                      DEAL    STOCK
                                                               ASSETS    TANGIBLE   YTD     YTD     NPAs/   ANNOUNCE   VALUE    OR
              BUYER                    SELLER             ST   ($000)     ASSETS    ROAA    ROAE   ASSETS     DATE     ($MIL)  CASH
-----------------------------  -------------------------  --  --------   --------   -----  ------  ------   --------   ------  -----
 1 Princeton National Bancorp  Somonauk FSB Bancorp       IL  $206,478    11.68%    1.22%  11.89%   0.09%   02/22/05   $ 49.7  Mixed
 2 City Holding Co.            Classic Bancshares Inc.    KY  $339,866     8.52%    1.25%  11.79%   0.59%   12/29/04   $ 77.4  Mixed
 3 Wintrust Financial Corp.    First Northwest Bancorp    IL  $236,334     5.34%    0.92%  16.81%   0.06%   11/17/04   $ 45.1  Mixed
 4 Wintrust Financial Corp.    Antioch Holding Co         IL  $438,197     7.52%    0.92%  10.87%   0.03%   10/15/04   $ 95.0  Cash
 5 Sky Financial Group Inc.    Prospect Bancshares Inc.   OH  $202,644     7.21%    1.01%  13.39%   0.17%   09/15/04   $ 46.9  Mixed
 6 Marshall Bancorp Inc.       BankFirst Corporation Inc  SD  $704,602    14.08%    2.72%  19.39%   0.00%   07/30/04   $138.0  Cash
 7 Wintrust Financial Corp.    Northview Financial Corp.  IL  $338,320     5.00%    0.59%  12.03%   0.52%   05/10/04   $ 47.8  Mixed
 8 Metropolitan Bank Group     Citizens Bank Illinois NA  IL  $201,259     7.28%    0.91%  13.55%   1.58%   04/02/04   $ 26.3  Cash
 9 TierOne Corp.               United Nebraska Financial  NE  $560,103     8.10%    0.99%  11.10%   0.73%   03/30/04   $ 97.3  Cash
10 Independent Bank Corp.      Midwest Guaranty Bncp      MI  $233,580     7.47%    0.98%  13.01%   0.65%   02/04/04   $ 43.0  Mixed
11 First Busey Corp.           First Capital Bankshares   IL  $217,125     6.33%    0.78%  12.43%   1.02%   01/05/04   $ 41.4  Cash

                                                                           DEAL VALUATION
                                                                     -----------------------------
                                                                      PRICE/     PRICE/    PREM
                                                                     TANGIBLE     LTM     TO CORE
            BUYER                      SELLER             ST           BOOK     EARNINGS  DEPOSITS
-----------------------------  -------------------------  --         --------   --------  --------
 1 Princeton National Bancorp  Somonauk FSB Bancorp       IL           206%       19.8     17.4%
 2 City Holding Co.            Classic Bancshares Inc.    KY           232%       17.9     24.1%
 3 Wintrust Financial Corp.    First Northwest Bancorp    IL           357%       22.6     19.6%
 4 Wintrust Financial Corp.    Antioch Holding Co         IL           289%       18.6     21.5%
 5 Sky Financial Group Inc.    Prospect Bancshares Inc.   OH           303%       30.0     19.3%
 6 Marshall Bancorp Inc.       BankFirst Corporation Inc  SD           139%        6.2      8.8%
 7 Wintrust Financial Corp.    Northview Financial Corp.  IL           284%       24.1     15.2%
 8 Metropolitan Bank Group     Citizens Bank Illinois NA  IL           179%       16.9      7.0%
 9 TierOne Corp.               United Nebraska Financial  NE           216%       17.8     12.7%
10 Independent Bank Corp.      Midwest Guaranty Bncp      MI           247%       19.7     16.2%
11 First Busey Corp.           First Capital Bankshares   IL           301%       23.9     34.6%

   AVERAGE                   $334,410     8.05%    1.12%     13.30%    0.49%      250%       19.8     17.9%

25TH PERCENTILE              $211,802     6.77%    0.92%     11.84%    0.08%      211%       17.8     13.9%

   MEDIAN                    $236,334     7.47%    0.98%     12.43%    0.52%      247%       19.7     17.4%

75TH PERCENTILE              $389,032     8.31%    1.12%     13.47%    0.69%      295%       23.3     20.6%

MERCHANTS BANCORP, INC. (1)  $362,488     8.75%    1.27%     14.96%    0.73%

(1)   Financial performance based on stated net income.

Note: S-Corporation selling companies have been adjusted to C-Corporation status (including pricing multiples). Assumes 35% tax rate. Source: All data from SNL Financial, LLC.

TABLE 5.3
SELECTIVE BANK SALE TRANSACTIONS IN THE NATION
ANNOUNCED FROM 01/01/2004 - 03/31/2005

CRITERIA:
Assets between $250 Million - $600 Million
YTD ROAE > 10.0% and Tg Equity/Assets 6.0% -
10.0%
Complete Pricing Information Available
Excludes Terminated Deals

                                                                         SELLER FINANCIAL STATISTICS            DEAL STATISTICS
                                                                  -----------------------------------------  -----------------------
                                                                            TANGIBLE
                                                                   TOTAL    EQUITY/                                    DEAL    STOCK
                                                                   ASSETS   TANGIBLE   YTD     YTD    NPAs/  ANNOUNCE  VALUE    OR
           BUYER                      SELLER              ST       ($000)    ASSETS   ROAA    ROAE   ASSETS    DATE    ($MIL)  CASH
---------------------------  -------------------------    --      --------  --------  -----  ------  ------  --------  ------  -----
 1 Pacific Capital Bancorp   First Bancshares Inc.        CA      $279,703   7.31%    0.91%  12.97%   0.00%  02/28/05  $ 60.8  Cash
 2 Fulton Financial Corp.    SVB Financial Services       NJ      $474,902   6.00%    0.77%  13.03%   0.26%  01/11/05  $ 89.6  Mixed
 3 City Holding Co.          Classic Bancshares Inc.      KY      $339,866   8.52%    1.25%  11.79%   0.59%  12/29/04  $ 77.4  Mixed
 4 Seacoast Banking Corp.    Century National Bank        FL      $283,785   6.30%    0.74%  10.90%   0.00%  11/30/04  $ 46.2  Mixed
 5 Wintrust Financial Corp.  Antioch Holding Co           IL      $438,197   7.52%    0.92%  10.87%   0.03%  10/15/04  $ 95.0  Cash
 6 F.N.B. Corp.              NSD Bancorp Inc.             PA      $532,326   6.89%    0.77%  10.44%   1.60%  10/14/04  $137.8  Stock
 7 Placer Sierra Bancshares  First Financial Bancorp      CA      $324,138   6.31%    0.77%  12.12%   0.57%  09/07/04  $ 50.2  Cash
 8 Fulton Financial Corp.    First Washington FinlCorp    NJ      $482,612   7.54%    1.24%  15.86%   0.02%  06/14/04  $127.2  Stock
 9 Southwest Bancorp. of TX  Klein Bancshares Inc.        TX      $571,022   7.57%    1.34%  16.26%   0.07%  05/19/04  $165.0  Mixed
10 TierOne Corp.             United Nebraska Financial    NE      $560,103   8.10%    0.99%  11.10%   0.73%  03/30/04  $ 97.3  Cash

                                     DEAL VALUATION
                               ----------------------------
                                PRICE/    PRICE/    PREM
                               TANGIBLE    LTM     TO CORE
           BUYER                 BOOK    EARNINGS  DEPOSITS
---------------------------    --------  --------  --------
 1 Pacific Capital Bancorp       298%      25.1     21.5%
 2 Fulton Financial Corp.        302%      27.6     15.9%
 3 City Holding Co.              232%      17.9     24.1%
 4 Seacoast Banking Corp.        258%      30.8     11.4%
 5 Wintrust Financial Corp.      289%      18.6     21.5%
 6 F.N.B. Corp.                  366%      36.9     28.6%
 7 Placer Sierra Bancshares      221%      27.0     12.6%
 8 Fulton Financial Corp.        318%      27.0     23.4%
 9 Southwest Bancorp. of TX      382%      22.6     25.5%
10 TierOne Corp.                 216%      17.8     12.7%

    AVERAGE                  $428,665     7.21%    0.97%     12.53%    0.39%     288%      25.1     19.7%

25TH PERCENTILE              $328,070     6.46%    0.77%     10.95%    0.02%     238%      19.6     13.5%

     MEDIAN                  $456,550     7.42%    0.92%     11.96%    0.17%     293%      26.1     21.5%

75TH PERCENTILE              $519,898     7.56%    1.18%     13.02%    0.59%     314%      27.4     24.0%

MERCHANTS BANCORP, INC. (1)  $362,488   8.75%    1.27%     14.96%    0.73%

(1) Financial performance based on stated net income.

Note: S-Corporation selling companies have been adjusted to C-Corporation status (including pricing multiples). Assumes 35% tax rate.

Source: All data from SNL Financial, LLC.

TABLE 5.4
CONTROL PREMIUMS
ALL BANK DEALS (PUBLICLY TRADED BANKS)

                                                            BEFORE ANNOUNCEMENT
                                                          ------------------------
                                                          1 MONTH         3 MONTHS
                                                          -------         --------
YTD THROUGH 03/31/2005 (8 DEALS)
        Average                                            21.5%            27.9%
        Median                                             26.0%            26.1%

2004 (49 DEALS)
       Average                                             30.6%            32.4%
       Median                                              26.9%            26.6%

2003 (44 DEALS)
       Average                                             46.3%            56.2%
       Median                                              40.5%            48.8%

2002 (29 DEALS)
       Average                                             46.5%            52.7%
       Median                                              37.7%            48.2%

2001 (45 DEALS)
       Average                                             46.0%            53.1%
       Median                                              41.5%            52.3%

2000 (57 DEALS)
       Average                                             41.6%            41.8%
       Median                                              32.9%            42.4%

SELECTED CONTROL PREMIUM                                            40.0%
IMPLIED MINORITY SHARE DISCOUNT (1)                                 28.6%

(1) Minority share discount equals (1-(1/1.40)) = 28.6%

Source: SNL Financial

TABLE 5.5
GUIDELINE TRANSACTIONS
BASED ON SALE OF CONTROL WITH MINORITY SHARE DISCOUNT

                                                                                             SELECTED
PRICE/TANGIBLE BOOK VALUATION                                                                MULTIPLE           RESULTS
                                                                                             --------           -------
          Merchants Bancorp, Inc. Tangible Book Value  (3/31/05)                                                $ 11.89
          Guideline Price/Tangible Book                                                        275%
          Price/Tangible Book Sale Value                                                                        $ 32.70
          Minority Share Discount                                                                                  28.6%
                                                                                                                -------
          INDICATION OF VALUE--PRICE/TANGIBLE BOOK APPROACH                                                     $ 23.36
                                                                                                                -------

PRICE/EARNINGS VALUATION

          Merchants Bancorp, Inc. LTM EPS (3/31/05)                                                             $  1.71
          Guideline Price/Earnings                                                            20.0
          Price/Earnings Sale Value                                                                             $ 34.20
          Minority Share Discount                                                                                  28.6%
                                                                                                                -------
          INDICATION OF VALUE--PRICE/EARNINGS APPROACH                                                          $ 24.43
                                                                                                                -------

TABLE 6.1
VALUATION OF
MERCHANTS BANCORP, INCORPORATED
SUMMARY PRESENTATION

                                                                                                        INDICATION OF
VALUATION TECHNIQUE :                                                                                  VALUE PER SHARE
---------------------                                                                                  ---------------
DISCOUNTED CASH FLOW VALUE TECHNIQUE                                                                        $20.78

NET ASSET VALUE APPROACH                                                                                    $13.95

GUIDELINE TRANSACTIONS -
     MINORITY SHARE TRADING

     PRICE TO TANGIBLE BOOK VALUE                                                                           $23.79

     PRICE TO EARNINGS MULTIPLE                                                                             $25.63

GUIDELINE TRANSACTIONS -
     CONTROL LEVEL VALUE WITH MINORITY DISCOUNT

     PRICE TO TANGIBLE BOOK VALUE                                                                           $23.36

     PRICE TO EARNINGS MULTIPLE                                                                             $24.41

     PREMIUM TO CORE DEPOSITS                                                                               $21.77

MARKET PRICE                                                                                            $19.00-$24.00

INDICATION OF VALUE (MARKETABLE MINORITY INTEREST)                                                          $23.00
MARKETABILITY DISCOUNT                                                                                           0%
FAIR MARKET VALUE                                                                                           $23.00
PRICE TO BOOK VALUE                                                                                            193%
PRICE TO LTM EPS                                                                                              13.5

(1)   Includes a 28.6% minority share discount.

(2)   Based on price for April transactions.

INPUT VARIABLES:
----------------
SHARES OUTSTANDING                           2,666,650     BOOK VALUE PER SHARE                             $11.89
LTM AVERAGE SHARES OUTSTANDING               2,666,650     TANGIBLE BVPS                                    $11.89
LTM STATED NET INCOME                       $4,556,000     LTM STATED EPS                                   $ 1.71

TABLE 7.1
MERCHANTS BANCORP, INC.                       03/31/05 PROFORMA CAPITAL ANALYSIS
GOING-PRIVATE SCENARIOS  ($000)

                                                      ELIMINATE SHAREHOLDERS WITH LESS THAN:
                                     --------------------------------------------------------------------
                                          1,000 SHARES          1,500 SHARES             2,000 SHARES
                                     --------------------    --------------------    --------------------
REPURCHASE PRICE PER SHARE (RANGE)   $  23.00    $  25.00    $  23.00    $  25.00    $  23.00    $  25.00
% REPURCHASED                            4.39%       4.39%       5.68%       5.68%       9.58%       9.58%
# OF SHARES REPURCHASED               117,155     117,155     151,499     151,499     255,401     255,401
TOTAL REPURCHASE                     $  2,695    $  2,929    $  3,484    $  3,787    $  5,874    $  6,385
REMAINING SHAREHOLDERS                    280         280         251         251         186         186
MULTIPLE OF LTM 03/31/2005 EPS           12.9        14.1        12.9        14.1        12.9        14.1
% OF 03/31/2005 BOOK VALUE                193%        210%        193%        210%        193%        210%

                                     3/31/2005     1,000 SHARES           1,500 SHARES         2,000 SHARES
                                                -------------------   -------------------   -------------------
ESTIMATED PRO FORMA                   ACTUAL         03/31/2005 PRO FORMA PERFORMANCE FROM GOING-PRIVATE
-----------------------------------  ---------  ---------------------------------------------------------------
Total Assets                         $362,488   $359,793   $359,559   $359,004   $358,701   $356,614   $356,103
Average Assets                       $359,522   $356,827   $356,593   $356,038   $355,735   $353,648   $353,137
Average Assets for Capital Purposes  $359,522   $356,827   $356,593   $356,038   $355,735   $353,648   $353,137

Equity Capital                       $ 31,717   $ 29,022   $ 28,788   $ 28,233   $ 27,930   $ 25,843   $ 25,332
Average Equity                       $ 31,248   $ 28,788   $ 28,554   $ 27,998   $ 27,695   $ 25,608   $ 25,097
Estimated Annual Common Dividends    $  1,900   $  1,817   $  1,817   $  1,792   $  1,792   $  1,718   $  1,718
Dividend Payout Ratio                    40.1%      38.1%      38.1%      37.7%      37.7%      36.4%      36.5%
FASB 115                             $    299   $    299   $    299   $    299   $    299   $    299   $    299
Tier 1 Capital                       $ 31,418   $ 28,723   $ 28,489   $ 27,934   $ 27,631   $ 25,544   $ 25,033
LLR                                  $  2,558   $  2,558   $  2,558   $  2,558   $  2,558   $  2,558   $  2,558
Tier 2 Capital                       $  2,558   $  2,558   $  2,558   $  2,558   $  2,558   $  2,558   $  2,558
Risk-Based Assets                    $267,387   $266,848   $266,801   $266,690   $266,630   $266,212   $266,110
                                     --------   --------   --------   --------   --------   --------   --------
TIER 1 LEVERAGE RATIO                    8.74%      8.05%      7.99%      7.85%      7.77%      7.22%      7.09%
TIER 1 RISK-BASED RATIO                 11.75%     10.76%     10.68%     10.47%     10.36%      9.60%      9.41%
TOTAL RISK-BASED RATIO                  12.71%     11.72%     11.64%     11.43%     11.32%     10.56%     10.37%
                                     --------   --------   --------   --------   --------   --------   --------

TABLE 7.2
MERCHANTS BANCORP, INC.                                  FULL-YEAR 2005 PROFORMA
GOING-PRIVATE SCENARIOS  ($000)

                                             ELIMINATE SHAREHOLDERS WITH LESS THAN:
                                     --------------------------------------------------------------------
                                         1,000 SHARES            1,500 SHARES            2,000 SHARES
                                     --------------------    --------------------    --------------------
REPURCHASE PRICE PER SHARE (RANGE)   $  23.00    $  25.00    $  23.00    $  25.00    $  23.00    $  25.00
% REPURCHASED                            4.39%       4.39%       5.68%       5.68%       9.58%       9.58%
# OF SHARES REPURCHASED               117,155     117,155     151,499     151,499     255,401     255,401
TOTAL REPURCHASE                     $  2,695    $  2,929    $  3,484    $  3,787    $  5,874    $  6,385
REMAINING SHAREHOLDERS                    280         280         251         251         186         186
MULTIPLE OF 2004 EPS                     12.9        14.1        12.9        14.1        12.9        14.1
% OF 2004 BOOK VALUE                      193%        210%        193%        210%        193%        210%

                                   3/31/2005      2005          1,000 SHARES            1,500 SHARES            2,000 SHARES
                                                           ----------------------  ----------------------  ----------------------
       ESTIMATED PRO FORMA           ACTUAL    PROJECTED              2005 PRO FORMA PERFORMANCE FROM GOING-PRIVATE
---------------------------------- ----------  ----------  ----------------------------------------------------------------------
Total Assets                       $  362,488  $  378,000  $  375,305  $  375,071  $  374,516  $  374,213  $  372,126  $  371,615
Average Assets                     $  359,522  $  370,244  $  367,549  $  367,315  $  366,760  $  366,457  $  364,370  $  363,859
Average Assets for Capital
  Purposes                         $  359,522  $  370,244  $  367,549  $  367,315  $  366,760  $  366,457  $  364,370  $  363,859

Equity Capital                     $   31,717  $   34,459  $   31,764  $   31,530  $   30,975  $   30,672  $   28,585  $   28,074
Average Equity                     $   31,248  $   33,088  $   31,079  $   30,845  $   30,289  $   29,986  $   27,899  $   27,388
Estimated Annual Common Dividends  $    1,900  $    2,000  $    1,912  $    1,912  $    1,886  $    1,886  $    1,808  $    1,808
Dividend Payout Ratio                    40.1%       42.2%       40.1%       40.1%       39.7%       39.7%       38.3%       38.4%
FASB 115                           $      299  $      299  $      299  $      299  $      299  $      299  $      299  $      299
Tier 1 Capital                     $   31,418  $   34,160  $   31,465  $   31,231  $   30,676  $   30,373  $   28,286  $   27,775
LLR                                $    2,558  $    2,675  $    2,675  $    2,675  $    2,675  $    2,675  $    2,675  $    2,675
Tier 2 Capital                     $    2,558  $    2,675  $    2,675  $    2,675  $    2,675  $    2,675  $    2,675  $    2,675
Risk-Based Assets                  $  267,387  $  274,738  $  274,199  $  274,152  $  274,041  $  273,980  $  273,563  $  273,461
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TIER 1 LEVERAGE RATIO                    8.74%       9.23%       8.56%       8.50%       8.36%       8.29%       7.76%       7.63%
TIER 1 RISK-BASED RATIO                 11.75%      12.43%      11.48%      11.39%      11.19%      11.09%      10.34%      10.16%
TOTAL RISK-BASED RATIO                  12.71%      13.41%      12.45%      12.37%      12.17%      12.06%      11.32%      11.14%
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

Return on Average Assets                 1.32%       1.28%       1.30%       1.30%       1.30%       1.30%       1.30%       1.29%
Annual Net Income/Estimated Net
  Income (1,2)                     $    4,742  $    4,742  $    4,767  $    4,763  $    4,755  $    4,750  $    4,719  $    4,711
   % CHANGE FROM BASELINE                                        0.52%       0.44%       0.27%       0.17%      -0.49%      -0.65%
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
RETURN ON AVERAGE EQUITY                15.18%      14.33%      15.34%      15.44%      15.70%      15.84%      16.91%      17.20%
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Basis Point Change in ROAE                                        101         111         137         151         258         287

Annual Earnings Per Share          $     1.78  $     1.78  $     1.87  $     1.87  $     1.89  $     1.89  $     1.96  $     1.95
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
   % CHANGE FROM BASELINE                                        5.14%       5.06%       6.31%       6.21%      10.05%       9.87%
                                                           ----------  ----------  ----------  ----------  ----------  ----------

Book Value Per Share               $    11.89  $    12.92  $    12.46  $    12.37  $    12.32  $    12.19  $    11.85  $    11.64
   % Change from Baseline                                       -3.58%      -4.29%      -4.70%      -5.63%      -8.26%      -9.90%
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
   YEARS TO RECOVER BOOK DILUTION                                 5.1         6.2         5.4         6.6         6.0         7.3
                                                           ----------  ----------  ----------  ----------  ----------  ----------

Annual Dividends Per Share         $     0.71  $     0.75  $     0.75  $     0.75  $     0.75  $     0.75  $     0.75  $     0.75

Estimated Shares Outstanding (End)  2,666,650   2,666,650   2,549,495   2,549,495   2,515,151   2,515,151   2,411,249   2,411,249
Estimated Average Shares (Diluted)  2,666,650   2,666,650   2,549,495   2,549,495   2,515,151   2,515,151   2,411,249   2,411,249
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
ESTIMATED INTERNAL RATE OF RETURN                                12.6%       11.8%       12.1%       11.3%       11.3%       10.6%
                                                           ----------  ----------  ----------  ----------  ----------  ----------

(1) 2005 net income based on budgeted net income of $4,742,000; SEC/SOX cost savings of $200,000; and, total costs to go-private of $100,000 (net pre-tax cost savings of $100,000).

(2)   Opportunity Cost on Repurchase estimated at 2.50% pre-tax.

EXHIBIT A
MERCHANTS BANCORP, INC.
ECONOMIC AND DEMOGRAPHIC DATA

                           2000        2004       % CHANGE     2009        % CHANGE
      POPULATION          CENSUS      CURRENT    2000-2004   PROJECTED    2004-2009
----------------------  ----------  ----------   ---------   ----------   ---------
Greenfield                   4,906       4,891     -0.3%          4,894       0.1%
Hillsboro                    6,368       6,599      3.6%          6,886       4.3%
London                       8,771       8,956      2.1%          9,124       1.9%
Washington Court House      13,524      13,117     -3.0%         12,617      -3.8%

Fayette County              28,433      28,004     -1.5%         27,459      -1.9%
Highland County             40,875      42,573      4.2%         44,667       4.9%
Madison County              40,213      40,505      0.7%         40,844       0.8%
State of Ohio           11,353,140  11,454,693      0.9%     11,576,840       1.1%

  AGE STRATIFICATION    14 & Under  15 - 34   35 - 54   55 +      Total
----------------------  ----------  -------   -------   ----   ----------
Greenfield                  21%       27%       26%      26%        4,891
Hillsboro                   20%       26%       24%      31%        6,599
London                      22%       26%       26%      26%        8,956
Washington Court House      20%       26%       27%      27%       13,117

Fayette County              20%       25%       29%      25%       28,004
Highland County             22%       26%       28%      24%       42,573
Madison County              20%       28%       32%      21%       40,505
State of Ohio               21%       27%       29%      23%   11,454,693

                          2000       2004      % CHANGE     2009        % CHANGE
      HOUSEHOLDS         CENSUS     CURRENT   2000-2004   PROJECTED    2004-2009
----------------------  ---------  ---------  ---------   ---------    ---------
Greenfield                  1,955      1,963     0.4%         1,982       1.0%
Hillsboro                   2,686      2,815     4.8%         2,977       5.8%
London                      3,590      3,703     3.1%         3,829       3.4%
Washington Court House      5,483      5,353    -2.4%         5,188      -3.1%

Fayette County             11,054     10,970    -0.8%        10,860      -1.0%
Highland County            15,587     16,334     4.8%        17,269       5.7%
Madison County             13,672     13,882     1.5%        14,139       1.9%
State of Ohio           4,445,773  4,515,087     1.6%     4,601,331       1.9%

EXHIBIT A (CON'T)
MERCHANTS BANCORP, INC.
ECONOMIC AND DEMOGRAPHIC DATA

HH INCOME STRATIFICATION  $24k & Under   $25 - $50k   $50k +     Total
------------------------  ------------   ----------   ------   ---------
Greenfield                     40%          35%         25%        1,963
Hillsboro                      46%          29%         25%        2,815
London                         32%          31%         37%        3,703
Washington Court House         30%          35%         35%        5,353

Fayette County                 26%          34%         41%       10,970
Highland County                31%          33%         35%       16,334
Madison County                 21%          30%         49%       13,882
State of Ohio                  26%          29%         44%    4,515,087

                         2000      2004      % CHANGE     2009       % CHANGE
  AVERAGE HH INCOME     CENSUS    CURRENT   2000-2004   PROJECTED   2004-2009
----------------------  -------   -------   ---------   ---------   ---------
Greenfield              $36,050   $38,460      6.7%      $40,942       6.5%
Hillsboro               $35,041   $37,424      6.8%      $40,348       7.8%
London                  $43,888   $48,530     10.6%      $55,454      14.3%
Washington Court House  $44,379   $49,101     10.6%      $56,576      15.2%

Fayette County          $45,752   $51,790     13.2%      $60,238      16.3%
Highland County         $42,684   $47,459     11.2%      $53,293      12.3%
Madison County          $52,150   $58,702     12.6%      $66,711      13.6%
State of Ohio           $52,836   $58,089      9.9%      $64,825      11.6%

                         2000      2004      % CHANGE     2009       % CHANGE
   MEDIAN HH INCOME     CENSUS    CURRENT   2000-2004   PROJECTED   2004-2009
----------------------  -------   -------   ---------   ---------   ---------
Greenfield              $30,017   $31,964      6.5%      $33,885       6.0%
Hillsboro               $26,161   $27,869      6.5%      $29,988       7.6%
London                  $35,737   $39,130      9.5%      $44,052      12.6%
Washington Court House  $33,745   $37,220     10.3%      $43,690      17.4%

Fayette County          $37,134   $42,118     13.4%      $48,072      14.1%
Highland County         $35,343   $38,515      9.0%      $42,537      10.4%
Madison County          $44,580   $48,952      9.8%      $54,958      12.3%
State of Ohio           $41,499   $44,607      7.5%      $48,633       9.0%

EXHIBIT A (CON'T)
MERCHANTS BANCORP, INC.
ECONOMIC AND DEMOGRAPHIC DATA

                         2000      2004      % CHANGE     2009       % CHANGE
  PER CAPITA INCOME     CENSUS    CURRENT   2000-2004   PROJECTED   2004-2009
----------------------  -------   -------   ---------   ---------   ---------
Greenfield              $14,306   $15,772     10.2%      $16,913       7.2%
Hillsboro               $15,400   $16,304      5.9%      $17,765       9.0%
London                  $18,404   $20,568     11.8%      $23,768      15.6%
Washington Court House  $18,618   $20,599     10.6%      $23,893      16.0%

Fayette County          $18,063   $20,629     14.2%      $24,200      17.3%
Highland County         $16,521   $18,301     10.8%      $20,692      13.1%
Madison County          $18,721   $21,113     12.8%      $24,100      14.1%

State of Ohio           $21,003   $23,192     10.4%      $26,076      12.4%

Source: Claritas

EXHIBIT B
MERCHANTS BANCORP, INC.
DEPOSIT TREND ANALYSIS BY BRANCH

                                      [MAP]

                                                                              DEPOSITS ($000)    JUN-99/
                                                                 DATE      --------------------  JUN-04
          BRANCH ADDRESS            CITY         COUNTY   ST  ESTABLISHED   JUN-99     JUN-04     CAGR
     -----------------------  ----------------  --------  --  -----------  ---------  ---------  -------
1    128 S North St           Washington Ct Hs  Fayette   OH  06-11-1990   $  41,401  $  60,188    7.8%
2    100 N High St            Hillsboro         Highland  OH  12/25/1879   $  77,789  $  54,971   -6.7%
3    145 W Beech St           Hillsboro         Highland  OH  08-05-2002       NA     $  48,099    NA
4    1470 N High St           Hillsboro         Highland  OH  08-27-1973   $  25,916  $  34,356    5.8%
5    117-119 S Washington St  Greenfield        Highland  OH  01-01-1911   $  33,249  $  29,581   -2.3%
6    279 Lafayette St         London            Madison   OH  12-07-1998   $  10,091  $  28,456   23.0%
7    104 Jefferson St         Greenfield        Highland  OH  06-19-1967   $  14,249  $  19,721    6.7%
8    W Beech St               Hillsboro         Highland  OH  08-08-2004       NA         NA       NA
                                                                           ---------  ---------   ----
                                                                    TOTAL  $ 202,695  $ 275,372    6.3%
                                                                           ---------  ---------   ----

EXHIBIT C
MERCHANTS BANCORP, INC.
DEPOSIT TREND ANALYSIS BY CITY
GREENFIELD, OHIO

                                                                   JUN-99     JUN-04    JUN-03/   JUN-99/   JUN-04
                                                        TOTAL    DEPOSITS   DEPOSITS    JUN-04    JUN-04    MARKET
      TYPE         COMPANY NAME          CITY     ST   BRANCHES   ($000)     ($000)    % CHANGE   C.A.G.R.   SHARE
     ------  -----------------------  ----------  --   --------  ---------  ---------  --------  ---------  ------
1    BANK    MERCHANTS BANCORP INC.   HILLSBORO   OH      2      $  47,498  $  49,302    3.0%       0.7%     41.8%
2    Thrift  Home Building & Loan Co  Greenfield  OH      1      $  29,940  $  39,981   -5.4%       6.0%     33.9%
3    Bank    Fifth Third Bancorp      Cincinnati  OH      1      $  17,719  $  17,146   -7.0%      -0.7%     14.5%
4    Thrift  Leesburg FSB             Leesburg    OH      1      $   7,361  $  11,441   -4.3%       9.2%      9.7%
                                                         --      ---------  ---------   ----       ----      ----
                                             TOTAL        5      $ 102,518  $ 117,870   -2.2%       2.8%      100%
                                                         --      ---------  ---------   ----       ----      ----

HILLSBORO, OHIO

                                                                         JUN-99    JUN-04    JUN-03/   JUN-99/  JUN-04
                                                               TOTAL    DEPOSITS  DEPOSITS   JUN-04    JUN-04   MARKET
      TYPE           COMPANY NAME              CITY     ST   BRANCHES    ($000)    ($000)   % CHANGE  C.A.G.R.   SHARE
     ------  ----------------------------  -----------  --   --------  ---------  --------  --------  --------  ------
1    Thrift  Natl Consumer Cooperative Bk  Washington   DC       2     $ 118,962  $333,647    -15.4%    22.9%    55.3%
2    BANK    MERCHANTS BANCORP INC.        HILLSBORO    OH       4     $ 103,705  $137,426      5.2%     5.8%    22.8%
3    Bank    Fifth Third Bancorp           Cincinnati   OH       2     $  77,206  $ 65,903     -6.6%    -3.1%    10.9%
4    Bank    U.S. Bancorp                  Minneapolis  MN       2     $  57,749  $ 34,638     -8.0%    -9.7%     5.7%
5    Thrift  Liberty Capital Inc.          Wilmington   OH       1     $  24,356  $ 23,082    -14.0%    -1.1%     3.8%
6    Bank    NB&T Financial Group Inc.     Wilmington   OH       1     $   7,129  $  8,898    -15.7%     4.5%     1.5%
                                                                --     ---------  --------    -----     ----     ----
                                                 TOTAL          12     $ 389,107  $603,594    -10.0%     9.2%     100%
                                                                --     ---------  --------    -----     ----     ----

LONDON, OHIO

                                                                      JUN-99    JUN-04    JUN-03/   JUN-99/  JUN-04
                                                            TOTAL    DEPOSITS  DEPOSITS   JUN-04    JUN-04   MARKET
       TYPE           COMPANY NAME           CITY     ST   BRANCHES   ($000)    ($000)   % CHANGE  C.A.G.R.   SHARE
     --------  --------------------------  ---------  --   --------  --------  --------  --------  --------  ------
1    Bank      Huntington Bancshares Inc.  Columbus   OH      1      $ 65,886  $ 58,212     4.6%     -2.4%    27.7%
2    Bank      National City Corp.         Cleveland  OH      1      $ 44,428  $ 52,041     2.0%      3.2%    24.7%
3    Savings   Camco Financial Corp.       Cambridge  OH      1      $ 36,208  $ 43,602    -1.3%      3.8%    20.7%
4    BANK      MERCHANTS BANCORP INC.      HILLSBORO  OH      1      $ 10,091  $ 28,456    12.1%     23.0%    13.5%
5    Bank      FirstMerit Corp.            Akron      OH      1      $ 14,108  $ 28,068     1.2%     14.7%    13.3%
                                                             --      --------  --------    ----      ----     ----
                                              TOTAL           5      $170,721  $210,379     3.2%      4.3%     100%
                                                             --      --------  --------    ----      ----     ----

WASHINGTON COURT HOUSE, OHIO

                                                                       JUN-99    JUN-04    JUN-03/   JUN-99/  JUN-04
                                                             TOTAL    DEPOSITS  DEPOSITS   JUN-04    JUN-04   MARKET
      TYPE           COMPANY NAME            CITY      ST   BRANCHES   ($000)    ($000)   % CHANGE  C.A.G.R.   SHARE
     -------  --------------------------  -----------  --   --------  --------  --------  --------  --------  ------
1    Bank     Huntington Bancshares Inc.  Columbus     OH      1      $ 70,781  $ 74,013    -1.1%      0.9%    23.6%
2    Savings  Camco Financial Corp.       Cambridge    OH      2      $ 63,584  $ 72,280     4.6%      2.6%    23.1%
3    BANK     MERCHANTS BANCORP INC.      HILLSBORO    OH      1      $ 41,401  $ 60,188     2.9%      7.8%    19.2%
4    Bank     Fifth Third Bancorp         Cincinnati   OH      1      $ 53,749  $ 50,197     4.4%     -1.4%    16.0%
5    Bank     National City Corp.         Cleveland    OH      1      $ 38,699  $ 39,456     1.7%      0.4%    12.6%
6    Bank     U.S. Bancorp                Minneapolis  MN      1      $ 12,206  $ 17,197    42.6%      7.1%     5.5%
7    Bank     NB&T Financial Group Inc.   Wilmington   OH      1      $      0  $      0     NA         NA       NA
                                                              --      --------  --------    ----      ----     ----
                                               TOTAL           8      $280,420  $313,331     3.5%      2.2%     100%
                                                              --      --------  --------    ----      ----     ----

EXHIBIT D
MERCHANTS BANCORP, INC.
DEPOSIT TREND ANALYSIS BY COUNTY
FAYETTE COUNTY, OHIO

                                                                       JUN-99    JUN-04    JUN-03/   JUN-99/  JUN-04
                                                             TOTAL    DEPOSITS  DEPOSITS   JUN-04    JUN-04   MARKET
      TYPE           COMPANY NAME            CITY      ST   BRANCHES   ($000)    ($000)   % CHANGE  C.A.G.R.   SHARE
     -------  --------------------------  -----------  --   --------  --------  --------  --------  --------  ------
1    Bank     Huntington Bancshares Inc.  Columbus     OH      1      $ 70,781  $ 74,013    -1.1%      0.9%    22.8%
2    Savings  Camco Financial Corp.       Cambridge    OH      2      $ 63,584  $ 72,280     4.6%      2.6%    22.2%
3    BANK     MERCHANTS BANCORP INC.      HILLSBORO    OH      1      $ 41,401  $ 60,188     2.9%      7.8%    18.5%
4    Bank     Fifth Third Bancorp         Cincinnati   OH      1      $ 53,749  $ 50,197     4.4%     -1.4%    15.4%
5    Bank     National City Corp.         Cleveland    OH      1      $ 38,699  $ 39,456     1.7%      0.4%    12.1%
6    Bank     U.S. Bancorp                Minneapolis  MN      1      $ 12,206  $ 17,197    42.6%      7.1%     5.3%
7    Bank     Park National Corp.         Newark       OH      1      $ 10,918  $ 11,605    -1.3%      1.2%     3.6%
8    Bank     NB&T Financial Group Inc.   Wilmington   OH      1      $      0  $      0      NA        NA       NA
                                                              --      --------  --------    ----      ----     ----
                                              TOTAL            9      $291,338  $324,936     3.3%      2.2%     100%
                                                              --      --------  --------    ----      ----     ----

HIGHLAND COUNTY, OHIO

                                                                        JUN-99    JUN-04    JUN-03/   JUN-99/  JUN-04
                                                               TOTAL   DEPOSITS  DEPOSITS   JUN-04    JUN-04   MARKET
      TYPE           COMPANY NAME             CITY      ST   BRANCHES   ($000)    ($000)   % CHANGE  C.A.G.R.   SHARE
     ------  ----------------------------  -----------  --   --------  --------  --------  --------  --------  ------
1    Thrift  Natl Consumer Cooperative Bk  Washington   DC       2     $118,962  $333,647   -15.4%     22.9%    41.6%
2    BANK    MERCHANTS BANCORP INC.        HILLSBORO    OH       6     $151,203  $186,728     4.6%      4.3%    23.3%
3    Bank    Fifth Third Bancorp           Cincinnati   OH       5     $125,181  $112,041    -6.2%     -2.2%    14.0%
4    Thrift  Home Building & Loan Co       Greenfield   OH       1     $ 29,940  $ 39,981    -5.4%      6.0%     5.0%
5    Thrift  Leesburg FSB                  Leesburg     OH       2     $ 22,535  $ 34,883    -5.1%      9.1%     4.3%
6    Bank    U.S. Bancorp                  Minneapolis  MN       2     $ 57,749  $ 34,638    -8.0%     -9.7%     4.3%
7    Thrift  Liberty Capital Inc.          Wilmington   OH       2     $ 33,010  $ 34,326    -5.0%      0.8%     4.3%
8    Thrift  Home Builders Assn.           Lynchburg    OH       1     $ 19,879  $ 16,945    -4.3%     -3.1%     2.1%
9    Bank    NB&T Financial Group Inc.     Wilmington   OH       1     $  7,129  $  8,898   -15.7%      4.5%     1.1%
                                                                --     --------  --------   -----      ----     ----
                                                TOTAL           22     $565,588  $802,087    -8.2%      7.2%     100%
                                                                --     --------  --------   -----      ----     ----

MADISON COUNTY, OHIO

                                                                         JUN-99    JUN-04    JUN-03/   JUN-99/  JUN-04
                                                               TOTAL    DEPOSITS  DEPOSITS   JUN-04    JUN-04   MARKET
      TYPE            COMPANY NAME             CITY      ST   BRANCHES   ($000)    ($000)   % CHANGE  C.A.G.R.   SHARE
     -------  ----------------------------  -----------  --   --------  --------  --------  --------  --------  ------
1    Bank     Huntington Bancshares Inc.    Columbus     OH       2     $ 93,962  $ 96,747     4.0%      0.6%    27.0%
2    Bank     National City Corp.           Cleveland    OH       2     $ 44,428  $ 52,041     2.0%      3.2%    14.5%
3    Bank     FirstMerit Corp.              Akron        OH       3     $ 38,759  $ 50,114    -3.1%      5.3%    14.0%
4    Savings  Camco Financial Corp.         Cambridge    OH       1     $ 36,208  $ 43,602    -1.3%      3.8%    12.2%
5    Bank     JPMorgan Chase & Co.          New York     NY       1     $ 45,059  $ 40,521    -1.0%     -2.1%    11.3%
6    BANK     MERCHANTS BANCORP INC.        HILLSBORO    OH       1     $ 10,091  $ 28,456    12.1%     23.0%     7.9%
7    Bank     Park National Corp.           Newark       OH       1     $ 14,324  $ 16,993    -5.8%      3.5%     4.7%
8    Bank     Community Frst Finl Bncp Inc  New Holland  OH       1     $  7,530  $ 12,607    -1.8%     10.9%     3.5%
9    Bank     Futura Banc Corp.             Urbana       OH       1     $  9,304  $ 10,850     2.2%      3.1%     3.0%
10   Bank     First Community Bank          Columbus     OH       1     $  5,476  $  6,891     0.4%      4.7%     1.9%
                                                                 --     --------  --------    ----      ----     ----
                                                TOTAL            14     $305,141  $358,822     1.2%      3.3%     100%
                                                                 --     --------  --------    ----      ----     ----

EXHIBIT E
SUMMARY OF RESTRICTED STOCK STUDIES

                                                YEARS COVERED         AVERAGE
STUDY                                              IN STUDY           DISCOUNT
-----                                      ------------------------   --------
SEC Overall Average(1)                           1966 - 1969            25.8%
SEC Nonreporting OTC Companies(1)                1966 - 1969            32.6%
Gelman(2)                                        1968 - 1970            33.0%
Trout(3),(4)                                     1968 - 1972            33.5%
Moroney(5)                                      Not Applicable          35.6%
Maher(6)                                         1969 - 1973            35.4%
Standard Research Consultants(4),(7)             1978 - 1982            45.0%
Williamette Management Associates(4),(8)         1981 - 1984            31.2%
Silber Study(9)                                  1981 - 1989            34.0%
FMV Study(10)                                 1979 - April 1992         23.0%
Emery Study(11)                            May 1997 - December 2000     50.0%

------------------
Source for 1-10: Guide to Business Valuations, Practitioner's Publishing Company, March 1994.

(1) From "Discounts Involved in Purchases of Common Stock (1966-1969), "Institutional Investor Study Report of the Securities and Exchange Commission. H.R. Doc. No. 64, Part 5, 92d Cong., 1st Sess. 1971, pp. 2444-2456.

(2) From Milton Gelman, "An Economist-Financial Analyst's Approach to Valuing Stock of a Closely Held Company," Journal of Taxation, June 1972, pp. 353-354.

(3) From Robert R. Trout, "Estimation of the Discount Associated with the Transfer of Restricted Securities," Taxes, June 1977, pp. 381-385.

(4) Median discounts.

(5) From Robert E. Moroney, "Most Courts Overvalue Closely Held Stocks," Taxes, March 1973, pp. 144-154. (Although the years covered in this study are likely to be 1969-1972, no specific years were given in the published account.)

(6) From J. Michael Maher, "Discounts for Lack of Marketability for Closely-Held Business Interests," Taxes, September 1976, pp. 562-571.

(7) From "Revenue Ruling 77-287 Revisited," SRC Quarterly Reports, Spring 1983, pp. 1-3.

(8) From Williamette Management Associates study (unpublished).

(9) From William L. Silber, "Discounts on Restricted Stock: The Impact of Illiquidity on Stock Prices," Financial Analysts Journal, July-August 1991, pp. 60-64.

(10) Lance S. Hall and Timothy C. Polacek, "Strategies for Obtaining the Largest Discount," Estate Planning, January/February 1994, pp. 38-44. In spite of the long time period covered, this study analyzed only a little over 100 transactions involving companies that were generally not the smallest capitalization companies. It supported the findings of the SEC Institutional Investor Study in finding that the discount for lack of marketability was higher for smaller capitalization companies.

(11) John D. Emory, Sr., ASA, F.R. Dengel III and John D. Emory, Jr., "Expanded Study of the Value of Marketability as Illustrated in Initial Public Offerings of Common Stock, May 1997 through December 2000," Business Valuation Review, December 2001, pp.4-20.

EXHIBIT F
SUMMARY OF TAX CASES SINCE 1990
APPLYING A MARKETABILITY DISCOUNT

               LACK OF                     LACK OF
  CASE #    MARKETABILITY    CASE #     MARKETABILITY
---------   -------------   ---------   -------------
 90-5           25.0%       99- 5 (2)       35.0%
90-10           20.0%       99- 5 (3)       40.0%
 91-1           10.0%       99- 6           15.0%
 93-1           15.0%       99-10           25.0%
 94-2           30.0%       99-11           30.0%
 94-3           20.0%       99-12           30.0%
 94-3           15.0%       99-13           35.0%
 94-3           10.0%       00-02           20.0%
 95-3           30.0%       00-03           30.0%
 95-4           30.0%       00-05           30.0%
 95-5 (1)       21.0%       00-06           20.0%
 95-6           25.0%       00-07           33.0%
 96-1            0.0%       00-10           25.0%
 96-4           15.0%       00-10           15.0%
96-10           10.0%       01-02            8.0%
 97-3           15.0%       01-03           40.0%
 98-7           40.0%       01-04           35.0%
 98-8           40.0%       01-07           40.0%
 98-8           45.0%       02-01           35.0%
 99-2            3.0%       02-06 (4)       40.0%
 99-3           20.0%       02-06 (5)       45.0%

MEDIAN               25.0%

AVERAGE              25.4%

(1) Midpoint of 20 - 22 percent discount range.

(2) Class A shares discount.

(3) Class B shares discount.

(4) 12/31/92 valuation date.

(5) 12/31/94 valuation date.

Source: Federal Tax Valuation Digest, 2003/2004 Cumulative Edition.